EXHIBIT 2.1

                                  AGREEMENT AND

                        PLAN OF REORGANIZATION AND MERGER

                                  by and among

                                ZITEL CORPORATION,

                             MILLENNIUM HOLDING CORP.,

                             ZENITH ACQUISITION CORP.,

                         MILLENNIUM ACQUISITION I CORP.,

                                       and

                              MATRIDIGM CORPORATION

                                   dated as of

                                 October 5, 1998




              AGREEMENT AND PLAN OF REORGANIZATION AND MERGER



           AGREEMENT AND PLAN OF REORGANIZATION AND MERGER (hereinafter defined as this "Agreement"), dated October 5, 1998, by and among Zitel Corporation, a California corporation ("Parent"), Millennium Holding Corp., a Delaware corporation and a direct wholly-owned subsidiary of Parent ("Holdco"), Zenith Acquisition Corp., a Delaware corporation and a direct wholly-owned subsidiary of Holdco ("Zenith Acquisition"), Millennium Acquisition I Corp., a Delaware corporation and a direct wholly-owned subsidiary of Holdco ("Millennium Acquisition"), and MatriDigm Corporation, a California corporation (the "Company").

                                  RECITALS

           WHEREAS, the respective Boards of Directors of Parent, Holdco and Zenith Acquisition have approved the merger (the "Zenith Merger") of Zenith Acquisition with and into Parent, upon the terms and subject to the conditions set forth in this Agreement, and have approved this Agreement;

           WHEREAS, the respective Boards of Directors of Holdco, Millennium Acquisition and the Company have approved the merger (the "Millennium Merger", and together with the Zenith Merger, the "Mergers") of Millennium Acquisition with and into the Company, upon the terms and subject to the conditions set forth in this Agreement, and have approved this Agreement;

           WHEREAS, Parent and the Company desire to make certain represen-tations, warranties, covenants and agreements in connection with the Mergers, and to prescribe various conditions to the Mergers;

           WHEREAS, for Federal income tax purposes, it is intended that the Mergers qualify as nonrecognition transfers under the Internal Revenue Code of 1986, as amended (the "Code");

           WHEREAS, concurrently with the execution of this Agreement and as a condition and inducement to the willingness of Parent to enter into this Agreement, certain shareholders of the Company have entered into Share-holder Agreements in the form of Exhibit A-1 hereto (each a "Shareholder Agreement") with Parent pursuant to which each such shareholder has agreed to: (i) vote such shareholder's shares of Company Common Stock (as herein-after defined) in favor of the Millennium Merger and the approval and adoption of this Agreement and to execute a written consent in furtherance thereof, and (ii) convert any shares of Company Preferred Stock (as hereinafter defined) held by such shareholder into shares of Company Common Stock; and

           WHEREAS, concurrently with the execution of this Agreement and as a condition and inducement to the willingness of Parent to enter into this Agreement, certain shareholders of the Company have entered into Lock-Up Agreements in the form of Exhibit A-2 hereto, pursuant to which each such shareholder has agreed not to sell or transfer any of the shares of Holdco Common Stock (as defined below) acquired by such shareholder in connection with the Millennium Merger for a specified period of time following the Closing hereunder as set forth therein;

           NOW, THEREFORE, in consideration of the foregoing premises and the respective representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:


                                   ARTICLE I
                                  THE MERGERS

           Section 1.1 The Mergers. (a) Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with sections 1110 et seq. of the California General Corporation Law (the "CGCL"), Zenith Acquisition shall be merged with and into Parent at the Effective Time of the Mergers (as defined in Section 1.3 hereof). Following the Zenith Merger, the separate corporate existence of Zenith Acquisition shall cease and Parent shall continue as the surviving corporation (the "Zenith Surviving Corporation") and shall succeed to and assume all the rights, properties, liabilities and obligations of Zenith Acquisition in accordance with the CGCL.

                (b) Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with sections 1100 et seq. of the CGCL, Millennium Acquisition shall be merged with and into the Company at the Effective Time of the Mergers. Following the Millennium Merger, the separate corporate existence of Millennium Acquisition shall cease and the Company shall continue as the surviving corporation (the "Millennium Surviving Corporation") and shall succeed to and assume all the rights, properties, liabilities and obligations of Millennium Acquisition in accordance with the CGCL.

           Section 1.2 Closing. The closing of the Mergers (the "Clos-ing") shall take place at 10:00 a.m., San Francisco time, on a date to be specified by the parties, which shall be no later than the second business day after satisfaction or waiver of all of the conditions set forth in
 Article VI (the "Closing Date"), at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 525 University Avenue, Suite 220, Palo Alto, California 94301, unless another time, date or place is agreed to in writing by the parties hereto.

           Section 1.3 Effective Time. Upon the terms and subject to the conditions set forth in Article VI of this Agreement and the Agreement of Merger among Holdco, Parent and Zenith Acquisition together with the related officers' certificates required by section 1103 of the CGCL, in the form attached to this Agreement as Exhibit B-1 (the "Zenith Merger Agree-ment") and the Agreement of Merger among Holdco, the Company and Millennium Acquisition together with the related officers' certificates required by section 1103 of the CGCL, in the form attached to this Agreement as Exhibit B-2 (the "Millennium Merger Agreement" and together with the Zenith Merger Agreement, the "Merger Agreements"), the parties hereto shall file the Zenith Merger Agreement and the Millennium Merger Agreement with the Secretary of State of the State of California, whereupon Zenith Acquisition shall be merged with and into Parent, and Millennium Acquisition shall be merged with and into the Company, each such Merger pursuant to sections 1100 et seq. of the CGCL. Concurrently with the filing of the Merger Agreements with the Secretary of State of the State of California and upon the terms and subject to the conditions set forth in Article VI of this Agreement, the parties hereto shall file Certificates of Merger with the Secretary of State of Delaware in accordance with the relevant provisions of the Delaware General Corporation Law (the "DGCL"). The parties hereto shall make all other filings, recordings or publications required by the CGCL and the DGCL in connection with the Mergers. Each Merger shall become effective at the time specified in the Merger Agreement or Certificates of Merger, as the case may be, which specified time shall be the same in each of the Merger Agreements and Certificates of Merger (the time the Mergers become effective being the "Effective Time" of the Mergers).

           Section 1.4 Effects of the Merger. The Zenith Merger and the Millennium Merger shall have the effects set forth in section 1107 of the CGCL and section 259 of the DGCL.

           Section 1.5 Charter and By-Laws. (a) As of the Effective Time of the Mergers, the articles of incorporation of the Zenith Surviving Corporation shall be as set forth in Exhibit C-1 to this Agreement, and such articles of incorporation shall be the articles of incorporation of Zenith Surviving Corporation until thereafter amended as provided by law and such articles of incorporation of the Zenith Surviving Corporation.

                (b) As of the Effective Time of the Mergers, the by-laws of the Zenith Surviving Corporation shall be as set forth in Exhibit C-2 to this Agreement, and such by-laws shall be the by-laws of Zenith Surviving Corporation until thereafter amended as provided by law and such by-laws of Zenith Surviving Corporation.

                (c) As of the Effective Time of the Mergers, the articles of incorporation of the Millennium Surviving Corporation shall be as set forth in Exhibit D-1 to this Agreement, and such articles of incorporation shall be the articles of incorporation of Millennium Surviv-ing Corporation until thereafter amended as provided by law and such articles of incorporation of Millennium Surviving Corporation.

                (d) As of the Effective Time of the Mergers, the by-laws of the Millennium Surviving Corporation shall be as set forth in Exhibit D-2 to this Agreement, and such by-laws shall be the by-laws of Millennium Surviving Corporation until thereafter amended as provided by law and such by-laws of Millennium Surviving Corporation.

           Section 1.6 Directors. The directors of Parent and the Company at the Effective Time of the Mergers shall be the directors of Zenith Surviving Corporation and Millennium Surviving Corporation, respectively, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be. The directors of Holdco at the Effective Time shall be seven members consisting of three members elected or appointed from designees of the Company, three members elected or appointed from designees of Parent, and one member to be mutually agreed upon by the parties hereto, which person shall be unaffili-ated with the Company or Parent (such director being an "Independent Director").

           Section 1.7 Officers. Except as provided in this Section 1.7, the officers of Parent and the Company at the Effective Time of the Mergers shall be the officers of Zenith Surviving Corporation and Millennium Surviving Corporation, respectively, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be. Immediately after the Effective Time of the Mergers, Jack H. King will assume the position of president of Zenith Surviving Corporation, and Richard Ormond will assume the position of president and chief executive officer of Holdco. Holdco shall take all action necessary to elect additional members of management and executive officers of Holdco.

           Section 1.8 Shareholders' Meeting. In order to consummate the Zenith Merger, Parent, acting through its board of directors, shall, in accordance with applicable law, duly call, give notice of, convene and hold a special meeting of its shareholders (the "Special Meeting"), as soon as practicable after the Registration Statement (as defined in Section 1.10 hereof) is declared effective, for the purpose of considering and taking action upon this Agreement. Subject to the fiduciary duties of Parent's board of directors under applicable law, Parent shall include in the Proxy Statement/Prospectus/Consent Solicitation (as defined in Section 1.10 hereof) the recommendation of the Board of Directors of Parent that shareholders of Parent vote in favor of the Zenith Merger, the issuance of shares of Holdco Common Stock (as defined in Section 2.1(b)) pursuant to this Agreement and the consummation of the transactions contemplated hereby. Nothing contained in the preceding sentence shall prohibit Parent from taking and disclosing to its shareholders a position contemplated by Rule 14e-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

           Section 1.9 Consent Solicitation. As soon as practicable after the Registration Statement is declared effective, in order to consummate the Millennium Merger, the Company shall commence a solicitation of consents (the "Consents") from the holders of all outstanding shares of the capital stock of the Company (the "Consent Solicitation") to approve the Millennium Merger and the transactions contemplated thereunder. The Consent Solicitation shall be included in the Proxy State-ment/Prospectus/Consent Solicitation (as hereinafter defined). The effectiveness of such approval will be conditioned upon obtaining valid affirmative consents from holders of not less than a majority of the outstanding shares of Company Common Stock and the outstanding shares of Company Preferred Stock. Subject to the fiduciary duties of the Company's board of directors under applicable law, and to Section 7.1(c)(iii) hereof, the Company shall include in the Consent Solicitation, the recommendation of its board of directors that the shareholders vote in favor of the Millennium Merger and the related transactions. Except as may be required by the Company's Board of Directors acting in compliance with their fiduciary duties, the Company shall use its best efforts in the making of the Consent Solicitation and in causing the approval of the Millennium Merger and the related transactions to become effective as soon as practi-cable after the Registration Statement is declared effective, including but not limited to, fixing a record date for the purpose of determining the holders of capital stock entitled to consent to the approval of the Millennium Merger and the related transactions and distributing the consents to the holders of capital stock of the Company. The Company shall deliver to Parent, promptly after receipt, but in no case, more than 2 business days after receipt, notice of receipt of all consents received pursuant to the Consent Solicitation and filing of such consents with the Secretary of the Company. The Company shall promptly file with the Secretary of the Company after receipt, but in no case, more than one (1) business day after receipt, all consents received pursuant to the Consent Solicitation. The Company shall ensure that the Consent Solicitation is conducted in accordance with all applicable laws.

           Section 1.10 Proxy Statement/Prospectus/Consent Solicitation; Registration Statement. In connection with the solicitation of approval of this Agreement, the issuance of Holdco Common Stock pursuant to this Agreement and the Zenith Merger by Parent's shareholders, Parent shall prepare and file with the Securities and Exchange Commission (the "SEC") a preliminary proxy statement relating to the Zenith Merger and this Agree-ment and use its best efforts to obtain and furnish the information required to be included by the SEC in the Proxy State-ment/Prospectus/Consent Solicitation and, after consultation with the Company, to respond promptly to any comments made by the SEC with respect to the preliminary proxy statement and cause a definitive proxy statement to be mailed to its shareholders. Subject to Section 7.1(d)(iii) hereof, Parent shall include in the Proxy Statement/Prospectus/Consent Solicitation the recommendation of the board of directors of Parent that the sharehold-ers of Parent vote in favor of the Zenith Merger, the issuance of Holdco Common Stock in connection with the Mergers and the transactions contem-plated by this Agreement. Such definitive proxy statement shall also constitute (i) a prospectus of Parent with respect to the Holdco Common Stock (as defined in Section 2.1(b)) to be issued in the Mergers and to be filed by Parent with the SEC as part of a registration statement on Form S-4 (the "Registration Statement") filed by Parent with the SEC for the purpose of registering such shares of Holdco Common Stock (as defined in Section 2.1(b)) under the Securities Act of 1933, as amended (the "Securi-ties Act"), (ii) the Consent Solicitation of the Company (such proxy statement, prospectus and Consent Solicitation being hereinafter referred to as the "Proxy Statement/Prospectus/Consent Solicitation"), and (iii) the definitive proxy statement to be distributed to Parent's shareholders relating to the approval of the Zenith Merger, the issuance of Holdco Common Stock (as defined in Section 2.1(b)) in the Mergers, and the transactions contemplated by this Agreement. The Company and Parent shall cooperate to promptly file the Registration Statement and shall use their reasonable efforts to have the Registration Statement declared effective by the SEC.


                                 ARTICLE II
                 EFFECTS OF THE MERGERS ON THE CAPITAL STOCK
                      OF THE CONSTITUENT CORPORATIONS;
                          EXCHANGE OF CERTIFICATES

           Section 2.1 Effect on Parent Capital Stock. In accordance with the Zenith Merger Agreement, as of the Effective Time of the Mergers, by virtue of the Zenith Merger and without any action on the part of the holders of any shares of Parent Common Stock or any shares of common stock of Zenith Acquisition:

                (a) Capital Stock of Zenith Acquisition. Each issued and outstanding share of common stock, par value $0.01 per share, of Zenith Acquisition shall be converted into one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Zenith Surviving Corporation.

                (b)  Conversion of Parent Common Stock.  Subject to
 Section 2.1(c) and Section 2.3(e) hereof, each issued and outstanding share of common stock, par value $0.01 per share ("Parent Common Stock"), of Parent shall be converted into the right to receive one fully paid and nonassessable share of common stock, par value $0.01 per share, of Holdco (the "Holdco Common Stock") (the "Zenith Exchange Ratio"). As of the Effective Time of the Mergers, all such shares shall no longer be outstand-ing and shall automatically be cancelled and retired and shall cease to exist. As of the Effective Time of the Mergers, each certificate theretofor representing shares of Parent Common Stock, without any action on the part of Holdco, Parent or the holder thereof, shall be deemed to represent that number of shares of Holdco Common Stock determined by multiplying the shares of Parent Common Stock represented thereby by the Zenith Exchange Ratio. Each holder of a certificate representing any shares of Parent Common Stock shall cease to have any rights with respect thereto, except the right to receive, upon the surrender of any such certificates, certificates representing the shares of Holdco Common Stock and any cash in lieu of fractional shares of Holdco Common Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 2.3 hereof, without interest.

                (c) Appraisal Rights. Holders of all shares of the outstanding capital stock of Parent for which dissenters' rights, if any, shall have been perfected under section 1300 et seq. of the CGCL (the "Zenith Dissenting Shares") shall have those rights, but only those rights, of holders of "dissenting shares" under section 1300 et seq. of the CGCL. Parent shall give the Company prompt notice of any demand, purported demand or other communication received by Parent with respect to any Zenith Dissenting Shares or shares claimed to be Zenith Dissenting Shares, and the Company shall have the right to participate in all negotiations and proceedings with respect to such shares.

                (d)  Assumption and Conversion of Parent Options.  (i)
 As of the Effective Time of the Mergers, each outstanding option or warrant to purchase Parent Common Stock (a "Parent Option") issued under each stock option or warrant plan, program, agreement or arrangement of Parent (each a "Parent Stock Plan") shall thereafter entitle the holder thereof to receive, upon the exercise thereof, that number of shares of Holdco Common Stock equal to the number of shares of Parent Common Stock subject to such Parent Option immediately prior to the Effective Time of the Mergers, at an exercise price for each full share of Holdco Common Stock subject to such Parent Option equal to the exercise price per share of Parent Common Stock subject to such Parent Option. The number of shares of Holdco Common Stock that may be purchased by a holder upon the exercise of any Parent Option shall not include any fractional share of Holdco Common Stock but shall be rounded, in the case of any Parent Option other than an "incentive stock option" (within the meaning of section 422 of the Code), up and, in the case of any incentive stock option, down to the nearest whole share, if necessary.

                        (ii) As of the Effective Time of the Mergers, Holdco shall assume in full each Parent Option and all of the other rights and obligations of Parent under the Parent Stock Plans as provided herein.
 Section 4.2 of the Parent Disclosure Schedule sets forth a list summarizing all Parent Options under all of the Parent Stock Plans, including the term and the exercise price of each Parent Option. The assumption of a Parent Option by Holdco shall not terminate or modify (except as required hereun-der) any right of first refusal, right of repurchase, vesting schedule or other restriction on transferability relating to a Parent Option. Continu-ous employment with Parent shall be credited to an optionee for purposes of determining the number of shares subject to exercise, vesting or repurchase after the Effective Time of the Mergers, and the provisions in the Parent Stock Plans and/or in any stock option agreement evidencing the terms and conditions of any Parent Option relating to the exercisability of any Parent Option upon termination of an optionee's employment or service as a director shall not be deemed triggered until such time as such optionee shall be neither an employee or officer nor serving as a director of Holdco or any subsidiary. After such assumption, Holdco shall issue, upon any partial or total exercise of any Parent Option, in lieu of shares of Parent Common Stock, the number of shares of Holdco Common Stock to which the holder of the Parent Option is entitled pursuant to this Agreement. The assumption by Holdco of Parent Options shall not give holders of such Parent Options any additional benefits which they did not have immediately prior to the Effective Time of the Mergers. Nothing contained in this
 Section 2.1(d) shall require Holdco to offer or sell shares of Holdco Common Stock upon the exercise of Parent Options assumed by Holdco if, in the reasonable judgment of Holdco or its counsel, such offer or sale would not be in accordance with the applicable federal or state securities laws or would require registration thereunder other than as contemplated in the following sentence. Holdco shall file with the SEC within two (2) days following the Effective Time of the Mergers a registration statement on Form S-8 under the Securities Act covering, to the extent applicable, the shares of Holdco Common Stock to be issued upon the exercise of Parent Options assumed by Holdco. Holdco shall use its reasonable efforts to qualify as soon as practicable after the Effective Time of the Mergers under the applicable state securities laws the issuance of the shares of Holdco Common Stock to be issued upon exercise of such Parent Options. Prior to the Effective Time of the Mergers, Parent shall make such amend-ments, if any, to the Parent Stock Plans as shall be necessary to permit such assumption in accordance with this Section 2.1(d).

                        (iii) It is the intention of the parties that, to the extent that any Parent Option constitutes an incentive stock option immediately prior to the Effective Time of the Mergers, such Parent Option shall continue to qualify as an incentive stock option to the maximum extent permitted by section 422 of the Code, and that the assumption of Parent Options provided by this Section 2.1(d) shall satisfy the conditions of section 424(a) of the Code.

           Section 2.2 Effect on Company Common Stock. In accordance with the Millennium Merger Agreement, as of the Effective Time of the Mergers, by virtue of the Millennium Merger and without any action on the part of the holder of any shares of Company Common Stock or any shares of common stock of Millennium Acquisition:

                (a) Capital Stock of Millennium Acquisition. Each issued and outstanding share of common stock, par value $0.01 per share, of Millennium Acquisition shall be converted into that number of fully paid and nonassessable shares of common stock, par value $0.01 per share, of Millennium Surviving Corporation equal to the Millennium Exchange Ratio multiplied by one.

                (b) Conversion of Company Capital Stock. The parties hereto intend that the Millennium Exchange Ratio (as defined below) shall be calculated with the purpose of ensuring that the value of the Millennium Exchange Ratio shall result in a valuation that gives the shareholders of Parent immediately prior to the Effective Time of the Mergers an equity interest in Holdco that equals 55.5% after taking into consideration the conversion of convertible debt and any options exercised by optionholders of Parent and the Company. Subject to Sections 2.2(c), 2.2(d) and 2.3(e) hereof, (i) each issued and outstanding share of the common stock, no par value, of the Company (the "Company Common Stock"), shall be converted into the right to receive .6504 of a fully paid and nonassessable share of Holdco Common Stock (the "Millennium Exchange Ratio"), subject to adjustment for any Company Options exercised from the date hereof through the date of mailing of the Proxy Statement/Prospectus/Consent Solicitation to the shareholders of Parent, and (ii) each issued and outstanding share of preferred stock of the Company, no par value, (the "Company Preferred Stock", and together with the Company Common Stock, the "Company Capital Stock") shall be converted into the right to receive that number of fully paid and nonassessable shares of Holdco Common Stock that the holder of such shares of Company Preferred Stock would have been entitled to receive had such Company Preferred Stock been converted to Company Common Stock, in accordance with its terms, immediately prior to the Effective Time. As of the Effective Time of the Mergers, all such shares of Company Capital Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist. As of the Effective Time of the Mergers, each certificate theretofor representing shares of Company Common Stock, without any action on the part of Holdco, the Company or the holder thereof, shall be deemed to represent that number of shares of Holdco Common Stock determined by multiplying the shares of Company Capital Stock by the Millennium Exchange Ratio. Each holder of a certificate representing any shares of Company Capital Stock shall cease to have any rights with respect thereto, except the right to receive, upon the surrender of any such certificates, certificates representing the shares of Holdco Common Stock and any cash in lieu of fractional shares of Holdco Common Stock to be issued or paid in consideration therefor upon surrender of such certifi-cate in accordance with Section 2.3 hereof, without interest.

                (c) Appraisal Rights. Holders of all shares of the outstanding capital stock of the Company for which dissenters' rights shall have been perfected under section 1300 et seq. of the CGCL (the "Millennium Dissenting Shares") shall have those rights, but only those rights, of holders of "dissenting shares" under section 1300 et seq. of the CGCL. The Company shall give Parent prompt notice of any demand, purported demand or other communication received by the Company with respect to any Millennium Dissenting Shares or shares claimed to be Millennium Dissenting Shares, and Parent shall have the right to participate in all negotiations and proceed-ings with respect to such shares. The Company agrees that, without the prior written consent of Parent, it shall not voluntarily make any payment with respect to, or settle or offer to settle, any demand or purported demand respecting such shares.

                (d)  Assumption and Conversion of Company Options.  (i)
 As of the Effective Time of the Mergers, each outstanding option to purchase Company Common Stock (a "Company Option") issued under each stock option plan, program, agreement or arrangement of the Company (each a "Company Stock Plan") shall thereafter entitle the holder thereof to receive, upon the exercise thereof that number of shares of Holdco Common Stock determined by multiplying the number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time of the Mergers by the Millennium Exchange Ratio, at an exercise price for each full share of Holdco Common Stock subject to such Company Option equal to the quotient obtained by dividing the exercise price per share of Company Common Stock subject to such Company Option by the Millennium Exchange Ratio, which exercise price per share shall be rounded up to the nearest two-place decimal. The number of shares of Holdco Common Stock that may be purchased by a holder upon the exercise of any Company Option shall not include any fractional share of Holdco Common Stock but shall be rounded, in the case of any Company Option other than an incentive stock option, up and, in the case of any incentive stock option, down to the nearest whole share, if necessary.

                        (ii) As of the Effective Time of the Mergers, any securities convertible into shares of Company Common Stock immediately prior to the Effective Time of the Mergers, including without limitation that certain $5,000,000 Convertible Promissory Note and Agreement, dated June 11, 1997, as amended and supplemented, from time to time, other than warrants to purchase Company Capital Stock ("Company Convertible Securi-ties") shall thereafter entitle the holder thereof to receive, upon the exercise thereof that number of shares of Holdco Common Stock determined by multiplying the number of shares of Company Common Stock subject to such Company Convertible Security immediately prior to the Effective Time of the Mergers by the Millennium Exchange Ratio, at an exercise price for each full share of Holdco Common Stock subject to such Company Convertible Security equal to the quotient obtained by dividing the exercise price per share of Company Common Stock subject to such Company Convertible Security by the Millennium Exchange Ratio, which exercise price per share shall be rounded up to the nearest two-place decimal.

                        (iii) As of the Effective Time of the Mergers, Holdco shall assume in full each Company Option and all of the other rights and obligations of the Company under the Company Stock Plans as provided herein. Section 3.2 of the Company Disclosure Schedule sets forth a list summarizing all Company Options under all of the Company Stock Plans, including the term and the exercise price of each Company Option. The assumption of a Company Option by Holdco shall not terminate or modify (except as required hereunder or under the terms of any Company Stock Plan or any stock option agreement in effect as of the date hereof evidencing any Company Option) any right of first refusal, right of repurchase, vesting schedule or other restriction on transferability relating to a Company Option. Continuous employment with the Company shall be credited to an optionee for purposes of determining the number of shares subject to exercise, vesting or repurchase after the Effective Time of the Mergers, and the provisions in the Company Stock Plans and/or in any stock option agreement evidencing the terms and conditions of any Company Option relating to the exercisability of any Company Option upon termination of an optionee's employment or service as a director shall not be deemed trig-gered until such time as such optionee shall be neither an employee or officer nor serving as a director of Holdco or any subsidiary. After such assumption, Holdco shall issue, upon any partial or total exercise of any Company Option, in lieu of shares of Company Common Stock, the number of shares of Holdco Common Stock to which the holder of the Company Option is entitled pursuant to this Agreement. The assumption by Holdco of Company Options shall not give holders of such Company Options any additional benefits which they did not have immediately prior to the Effective Time of the Mergers. Nothing contained in this Section 2.2(d) shall require Holdco to offer or sell shares of Holdco Common Stock upon the exercise of Company Options assumed by Holdco if, in the reasonable judgment of Holdco or its counsel, such offer or sale would not be in accordance with the applicable federal or state securities laws or would require registration thereunder other than as contemplated in the following sentence. Holdco shall file with the SEC within two (2) days following the Effective Time of the Mergers a registration statement on Form S-8 under the Securities Act covering, to the extent applicable, the shares of Holdco Common Stock to be issued upon the exercise of Company Options assumed by Holdco. Holdco shall use its reasonable efforts to qualify as soon as practicable after the Effective Time of the Mergers under the applicable state securities laws the issuance of the shares of Holdco Common Stock to be issued upon exercise of such Company Options. Prior to the Effective Time of the Mergers, the Company shall make such amendments, if any, to the Company Stock Plans as shall be necessary to permit such assumption in accordance with this Section 2.2(d).

                        (iv) It is the intention of the parties that, to the extent that any Company Option constitutes an incentive stock option immediately prior to the Effective Time of the Mergers, such Company Option shall continue to qualify as an incentive stock option to the maximum extent permitted by section 422 of the Code, and that the assumption of Company Options provided by this Section 2.2(d) shall satisfy the condi-tions of section 424(a) of the Code.

                (e) Treatment of Company Common Stock Held By Parent. Notwithstanding anything in this Agreement to the contrary, each issued and outstanding share of Company Common Stock held by Parent, Holdco or any of their respective subsidiaries (including any such shares acquired by Holdco simultaneously with the Effective Time of the Mergers and any such shares held by corporations (other than the Company) that become subsidiaries of Holdco simultaneously with the Effective Time of the Mergers (but excluding any shares acquired pursuant to Section 2.2(a) hereof)) shall be converted into .6504 of a fully paid and nonassessable share of common stock of the Millennium Surviving Corporation.

           Section 2.3 Exchange of Shares and Certificates. (a) Exchange Agent. As of the Effective Time of the Mergers, Holdco shall deposit with American Stock Transfer & Trust Company or such other bank or trust company as may be designated by Holdco (the "Exchange Agent"), for the benefit of the holders of shares of Parent Common Stock and Company Common Stock, for exchange in accordance with this Article II, through the Exchange Agent, certificates representing the shares of Holdco Common Stock (such shares of Holdco Common Stock, together with any dividends or distributions with respect thereto with a record date after the Effective Time of the Mergers, being hereinafter referred to as the "Exchange Fund") issuable pursuant to Sections 2.1 and 2.2 hereof in exchange for outstanding shares of Parent Common Stock and Company Common Stock.

                (b) Exchange Procedures. As soon as reasonably practi-cable after the Effective Time of the Mergers, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time of the Mergers represented out-standing shares of Parent Common Stock or Company Common Stock (the "Certificates") whose shares were converted into the right to receive shares of Holdco Common Stock pursuant to Section 2.1 or 2.2 hereof, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Holdco may reasonably specify), and
 (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Holdco Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Holdco, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certifi-cate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Holdco Common Stock which such holder has the right to receive pursuant to the provisions of this Article II, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Parent Common Stock or Company Common Stock which is not registered in the transfer records of Parent or the Company, as applicable, a certificate representing the proper number of shares of Holdco Common Stock may be issued to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the issuance of shares of Holdco Common Stock to a person other than the registered holder of such Certificate or establish to the satisfaction of Holdco that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.3, each Certificate shall be deemed at any time after the Effective Time of the Mergers to represent only the right to receive upon such surrender the certificate representing shares of Holdco Common Stock and cash in lieu of any fractional shares of Holdco Common Stock as contemplated by this
 Section 2.3. No interest shall be paid or accrue on any cash payable in lieu of any fractional shares of Holdco Common Stock.

                (c)  Distributions with Respect to Unexchanged Shares.
 No dividends or other distributions with respect to Holdco Common Stock with a record date after the Effective Time of the Mergers shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Holdco Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.3(e) hereof, until the surrender of such Certificate in accordance with this Article II. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificate representing whole shares of Holdco Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Holdco Common Stock to which such holder is entitled pursuant to Section 2.3(e) and the amount of dividends or other distributions with a record date after the Effective Time of the Mergers theretofor paid with respect to such whole shares of Holdco Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time of the Mergers but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of Holdco Common Stock.

                (d) No Further Ownership Rights in Parent Common Stock and Company Capital Stock. All shares of Holdco Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms of this Article II (including any cash paid pursuant to Section 2.3(c) or 2.3(e) hereof) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of Parent Common Stock or Company Capital Stock theretofor represented by such Certificates, subject, however, to the obligation of the Zenith Surviving Corporation or the Millennium Surviving Corporation, as applicable, to pay any dividends or make any other distributions with a record date prior to the Effective Time of the Mergers which may have been declared or made by Parent or the Company, as applicable, on such shares of Parent Common Stock and Company Capital Stock in accordance with the terms of this Agreement and which remain unpaid at the Effective Time of the Mergers, and there shall be no further registration of transfers on the stock transfer books of the Zenith Surviving Corporation or the Millennium Surviving Corporation, as applica-ble, of the shares of Parent Common Stock or Company Capital Stock which were outstanding immediately prior to the Effective Time of the Mergers. If, after the Effective Time of the Mergers, Certificates are presented to the Zenith Surviving Corporation or the Millennium Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article II, except as otherwise provided by law.

                (e) Fractional Shares. (i) No certificates represent-ing fractional shares of Holdco Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a stockholder of Holdco.

                        (ii) Notwithstanding any other provision of this Agreement, each holder of shares of Parent Common Stock or Company Capital Stock converted pursuant to the Mergers who would otherwise have been entitled to receive a fraction of a share of Holdco Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to (i) such fraction multiplied by (ii) the average of the closing price of a share of Parent Common Stock for the ten most recent trading days that Parent Common Stock has traded ending on the trading day immediately prior to the Effective Time of the Mergers, as reported on the Nasdaq National Market.

                (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of the Certifi-cates for six months after the Effective Time of the Mergers shall be delivered to Holdco, upon demand, and any holders of the Certificates who have not theretofore complied with this Article II shall thereafter look only to Holdco for payment of their claim for Holdco Common Stock, any cash in lieu of fractional shares of Holdco Common Stock and any dividends or distributions with respect to Holdco Common Stock.

                (g) No Liability. None of Parent, Holdco, Zenith Acquisition, Millennium Acquisition, the Company or the Exchange Agent shall be liable to any person in respect of any shares of Holdco Common Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to seven years after the Effective Time of the Mergers, or immediately prior to such earlier date on which any shares of Holdco Common Stock, any cash in lieu of fractional shares of Holdco Common Stock or any dividends or distributions with respect to Holdco Common Stock in respect of such Certificate would otherwise escheat to or become the property of any Governmental Entity, any such shares, cash, dividends or distributions in respect of such Certificate shall, to the extent permitted by applicable law, become the property of the Zenith Surviving Corporation or the Millennium Surviving Corporation, as applicable, free and clear of all claims or interest of any person previously entitled thereto.

                (h) Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by Holdco, on a daily basis. Any interest and other income resulting from such investments shall be paid to Holdco.


                                 ARTICLE III
                REPRESENTATIONS AND WARRANTIES OF THE COMPANY

           Except as set forth in the schedule delivered to Parent prior to the execution of this Agreement setting forth specific exceptions to the Company's representations and warranties set forth herein (the "Company Disclosure Schedule"), the Company represents and warrants to Parent, Holdco, Zenith Acquisition, and Millennium Acquisition as set forth below. Each exception set forth in the Company Disclosure Schedule is identified by reference to, or has been grouped under a heading referring to, a specific individual section of this Agreement and, except as otherwise specifically stated with respect to such exception, relates only to such section.

           Section 3.1 Organization. The Company is a corporation, duly organized, validly existing, duly qualified or licensed to do business and in good standing under the laws of the State of California and in each jurisdiction in which the nature of the business conducted by it makes such qualification or licensing necessary, and has all requisite corporate or other power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority, and governmental approvals would not have a Company Material Adverse Effect. Except as disclosed in
 Section 3.1 of the Company Disclosure Schedule, the Company does not presently own or control, directly or indirectly, and has no stock or other interest as owner or principal in, any other corporation or partnership, joint venture, association or other business venture or entity. As used in this Agreement, "Company Material Adverse Effect" means any event, change in or effect, individually or in the aggregate with such other events, changes or effects, on the business of the Company, that is or could reasonably be expected to be materially adverse to (i) the business, operations, properties (including intangible properties), condition (financial or otherwise), results of operations, assets, liabilities, regulatory status or prospects of the Company, or (ii) the ability of the Company to consummate any of the transactions or to perform its obligations under this Agreement or any other agreements executed in connection herewith, it being understood that none of the following shall be deemed by itself or by themselves, either alone or in combination, to constitute a Company Material Adverse Effect: (a) conditions affecting the computer industry or companies providing services similar to those provided by the Company, as a whole,(b) any matter identified in Section 3.5 of the Company Disclosure Schedule, or (c) any requirement by the Company for working capital contemplated to be provided by Parent pursuant to Section 5.13 hereof.

           Section 3.2 Capitalization. (a) The authorized capital stock of the Company consists of 100,000,000 shares of Company Common Stock and 30,000,000 shares of Company Preferred Stock. As of the date hereof, (i) 21,335,602 shares of Company Common Stock are issued and outstanding, (ii) 9,600,000 shares of Series A Company Preferred Stock are issued and outstanding, (iii) 2,000,000 shares of Series B Company Preferred Stock are issued and outstanding, (iv) no shares of Series C Company Preferred Stock are issued and outstanding, (v) 2,000,000 shares of Series D Company Preferred Stock are issued and outstanding, (vi) no shares of Series E Company Preferred Stock are issued and outstanding, (vii) no shares of Series F Company Preferred Stock are issued and outstanding, and (viii) 5,827,973 shares of Company Common Stock are reserved for issuance pursuant to the Company Stock Plans and all other employee benefit plans of the Company, including (A) 3,732,518 shares reserved for issuance pursuant to outstanding awards and 2,057,474 shares reserved for issuance pursuant to future awards under the Millennium 1996 and 1998 Stock Option Plans, and
 (B) no shares reserved for issuance pursuant to outstanding awards and 37,981 shares reserved for issuance pursuant to future awards under the Millennium 1997 Employee Stock Purchase Plan. As of the Effective Time of the Mergers, no shares of the Company Preferred Stock will be issued and outstanding. All of the issued and outstanding shares of Company Common Stock are validly issued, fully paid and nonassessable.

                (b) Except as disclosed in Section 3.2(b) of the Company Disclosure Schedule, (i) there is no outstanding right, subscrip-tion, warrant, call, option or other agreement or arrangement of any kind (collectively, "Rights") to purchase or otherwise to receive from the Company any of the outstanding authorized but unissued or treasury shares of the capital stock or any other security of the Company, (ii) there is no outstanding security of any kind convertible into or exchangeable for such capital stock, and (iii) there is no voting trust or other agreement or understanding to which the Company is a party or is bound with respect to the voting of the capital stock of the Company.

           Section 3.3 Corporate Authorization; Validity of Agreement; Company Action. (a) The Company has full corporate power and authority to execute and deliver this Agreement and any other agreements executed in connection herewith to which it is a party and, subject to obtaining any necessary approval of its shareholders as contemplated by Section 1.9 hereof with respect to the Millennium Merger, to consummate the transac-tions contemplated hereby and thereby. The execution, delivery and performance by the Company of this Agreement and any other agreements executed in connection herewith to which it is a party, and the consumma-tion by it of the transactions contemplated hereby and thereby, have been duly and validly authorized by the Company's board of directors, and subject only to approval of the Millennium Merger by the Company's share-holders and the filing and recordation of the Millennium Merger Agreement pursuant to the CGCL, no other corporate action on the part of the Company is necessary to authorize the execution and delivery by the Company of this Agreement and any other agreements executed in connection herewith and the consummation by it of the transactions contemplated hereby and thereby. Each of this Agreement and any other agreements executed in connection herewith to which it is a party have been duly executed and delivered by the Company and, assuming each of this Agreement and such other agreements constitutes a valid and binding obligation of the other parties hereto and thereto, constitutes a valid and binding obligation of the Company enforce-able against the Company in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                (b) The board of directors of the Company has duly and validly approved and taken all corporate action required to be taken by such board of directors for the consummation of the transactions contem-plated by this Agreement and the other agreements executed in connection herewith to which it is a party. The affirmative votes of the holders of a majority of the outstanding shares of Company Common Stock and the out-standing shares of Company Preferred Stock are the only votes of the holders of any class or series of Company capital stock necessary to approve the Millennium Merger. To the best of the Company's knowledge, no other state takeover statute or similar statute or regulation applies or purports to apply to the Millennium Merger, this Agreement, any other agreements executed in connection herewith or any of the transactions contemplated by this Agreement or in any such other agreements.

           Section 3.4 Consents and Approvals; No Violations. Except as disclosed in Section 3.4 of the Company Disclosure Schedule and for filings, permits, authorizations, consents and approvals as may be required under the Exchange Act, the approval of this Agreement and the Millennium Merger by the Company's shareholders and the filing and recordation of the Certificate of Merger as required by the DGCL and the Millennium Merger Agreement as required by the CGCL, none of the execution, delivery or performance of this Agreement or any other agreement executed in connection herewith by the Company nor the consummation by the Company of the transac-tions contemplated hereby or thereby nor compliance by the Company with any of the provisions hereof or thereof, will (i) conflict with or result in any breach of any provision of the articles of incorporation of the Company, (ii) require any filing with, or permit, authorization, consent or approval of, any court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency (a "Governmental Entity"), (iii) except as set forth in Section 3.4 of the Company Disclosure Schedule, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, guarantee, other evidence of indebtedness, lease, license, contract, agreement or other instrument or obligation to which the Company is a party or by which it or any of its properties or assets may be bound (collectively, the "Company Agreements"), or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, or any of its properties or assets, except in the case of clause (ii), (iii) or (iv) where the failure to obtain such permits, authorizations, consents or approvals or to make such filings, or where such violations, breaches or defaults would not have a Company Material Adverse Effect.

           Section 3.5 Absence of Certain Changes. Except to the extent disclosed in Section 3.5 of the Company Disclosure Schedule, since Septem-ber 30, 1997, the Company has conducted its business and operations consistent with past practice only in the ordinary and usual course.
 Except to the extent disclosed in Section 3.5 of the Company Disclosure Schedule, from September 30, 1997 through the date of this Agreement, there has not occurred (i) any event, change, or effect (including the incurrence of any liabilities of any nature, whether or not accrued, contingent or otherwise) having a Company Material Adverse Effect, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the equity interests of the Company, or (iii) any change by the Company in accounting principles or methods, except insofar as may be required by a change in United States generally accepted accounting principles ("GAAP"). Since September 30, 1997, other than those corporate actions approved by the Company's Board of Directors and specified in the minutes of the meetings of the Company's Board of Directors, the Company has not taken any of the actions prohibited by Section 5.1 hereof.

           Section 3.6 No Undisclosed Liabilities. Except for liabilities and obligations incurred in the ordinary course of business and consistent with past practice, since September 30, 1997 and except as set forth in
 Section 3.6 of the Company Disclosure Schedule, the Company has not incurred any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required to be reflected or reserved against on a balance sheet of the Company (including the notes thereto) prepared in accordance with GAAP as applied in preparing the balance sheets of the Company as of September 30, 1997, December 31, 1997, March 31, 1998 and June 30, 1998. Section 3.6 of the Company Disclosure Schedule sets forth the amount of principal and unpaid interest outstanding under each instrument evidencing indebtedness of the Company which will accelerate or become due or result in a right of redemption or repurchase on the part of the holder of such indebtedness (with or without due notice or lapse of time) as a result of this Agreement, any of the other agree-ments executed in connection herewith, the Millennium Merger or the other transactions contemplated hereby or thereby.

           Section 3.7 Information in Consents and Registration Statement. The Proxy Statement/Prospectus/Consent Solicitation will not, at the date mailed to the shareholders of the Company and at the time of the effective-ness of the Registration Statement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by the Company with respect to statements made therein based on information supplied by Parent, Holdco, Zenith Acquisition or Millennium Acquisition in writing expressly for inclusion in the Proxy Statement/Prospectus/Consent Solicitation. None of the information supplied in writing by the Company expressly for inclusion or incorporation by reference in the Registration Statement will, at the date it becomes effective and at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Company agrees to correct promptly any such information provided by it that shall have become false or misleading in any material respect and to take all steps necessary to file with the SEC and have declared effective or cleared by the SEC any amendment or supplement to the Registration State-ment or the Proxy Statement/Prospectus/Consent Solicitation so as to correct the same and to cause the Proxy Statement/Prospectus/Consent Solicitation as so corrected to be disseminated to Parent's shareholders and the Company's shareholders to the extent required by applicable law. The Registration Statement and the Proxy Statement/Prospectus/Consent Solicitation shall comply as to form in all material respects with the provisions of the Securities Act, the Exchange Act and other applicable laws.

           Section 3.8 Employee Benefit Plans; ERISA. (a) Section 3.8 of the Company Disclosure Schedule contains a true and complete list of each employment, bonus, deferred compensation, incentive compensation, stock purchase, stock option, stock appreciation right or other stock-based incentive, severance, change-in-control, or termination pay, hospitaliza-tion or other medical, disability, life or other insurance, supplemental unemployment benefits, profit-sharing, pension, or retirement plan, program, agreement or arrangement and each other employee benefit plan, program, agreement or arrangement, sponsored, maintained or contributed to or required to be contributed to by the Company or by any trade or busi-ness, whether or not incorporated (an "ERISA Affiliate"), that together with the Company would be deemed a "single employer" within the meaning of section 4001(b)(1) of ERISA, for the benefit of any current or former employee or director of the Company, or any ERISA Affiliate (the "Company Plans"). Section 3.8(a) of the Company Disclosure Schedule identifies each of the Company Plans that is an "employee welfare benefit plan," or "employee pension benefit plan" as such terms are defined in sections 3(1) and 3(2) of ERISA (such plans being hereinafter referred to collectively as the "ERISA Plans"). Neither the Company nor any ERISA Affiliate has any formal plan or commitment, whether legally binding or not, to create any additional Company Plan or modify or change any existing Company Plan that would affect any current or former employee or director of the Company, or any ERISA Affiliate.

                (b) With respect to each of the Company Plans, the Company has heretofore delivered to the Parent true and complete copies of each of the following documents, as applicable:

                        (i) a copy of the Company Plan documents (includ-ing all amendments thereto) for each written Company Plan or a written description of any Company Plan that is not otherwise in writing;

                        (ii) a copy of the annual report or Internal Revenue Service Form 5500 Series, if required under ERISA, with respect to each ERISA Plan for the last three plan years ending prior to the date of this Agreement for which such a report was filed;

                        (iii) a copy of the actuarial report, if required under ERISA, with respect to each ERISA Plan for the last three plan years ending prior to the date of this Agreement;

                        (iv)  a copy of the most recent Summary Plan
 Description ("SPD"), together with all Summaries of Material Modification issued with respect to such SPD, if required under ERISA, with respect to each ERISA Plan, and all other material employee communications relating to each ERISA Plan;

                        (v) if the Company Plan is funded through a trust or any other funding vehicle, a copy of the trust or other funding agree-ment (including all amendments thereto) and the latest financial statements thereof, if any;

                        (vi) all contracts relating to the Company Plans with respect to which the Company or any ERISA Affiliate may have any liability, including insurance contracts, investment management agreements, subscription and participation agreements and record keeping agreements; and

                        (vii) the most recent determination letter received from the IRS with respect to each Company Plan that is intended to be qualified under section 401(a) of the Code.

                (c) None of the Company Plans is subject to Title IV of ERISA, and neither the Company nor any ERISA Affiliate has at any time sponsored, maintained, contributed to or been required to make contribu-tions to any employee pension benefit plan (as defined in section 3(2) of ERISA) subject to Title IV of ERISA (including without limitation any "multiemployer plan" as defined in Section 3(37) or Section 4001(a)(3) of ERISA). No liability under Title IV of ERISA has been incurred by the Company, or any ERISA Affiliate since the effective date of ERISA that has not been satisfied in full, and no condition exists that presents a material risk to the Company or any ERISA Affiliate of incurring any liability under such Title.

                (d) None of the Company, any ERISA Affiliate, any of the ERISA Plans, any trust created thereunder, nor to the Company's knowledge, any trustee or administrator thereof has engaged in a transac-tion or has taken or failed to take any action in connection with which the Company or any ERISA Affiliate could be subject to any material liability for either a civil penalty assessed pursuant to section 409 or 502(i) of ERISA or a tax imposed pursuant to section 4975(a) or (b), 4976 or 4980B of the Code.

                (e) All contributions and premiums which the Company or any ERISA Affiliate is required to pay under the terms of each of the ERISA Plans have, to the extent due, been paid in full or properly recorded on the financial statements or records of the Company.

                (f) Each of the Company Plans has been operated and administered in all material respects in accordance with applicable laws, including but not limited to ERISA and the Code.

                (g) Each of the ERISA Plans that is intended to be "qualified" within the meaning of section 401(a) of the Code is so quali-fied. The Company has applied for and received a currently effective determination letter from the IRS stating that it is so qualified, and no event has occurred which would affect such qualified status.

                (h) Any fund established under an ERISA Plan that is intended to satisfy the requirements of section 501(c)(9) of the Code has so satisfied such requirements.

                (i) No amounts payable under any of the Company Plans or any other contract, agreement or arrangement with respect to which the Company may have any liability could fail to be deductible for Federal income tax purposes by virtue of section 162(m) or section 280G of the Code.

                (j) No Company Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees of the Company or any ERISA Affili-ate after retirement or other termination of service (other than (i) coverage mandated by applicable laws, (ii) death benefits or retirement benefits under any "employee pension plan," as that term is defined in section 3(2) of ERISA, (iii) deferred compensation benefits accrued as liabilities on the books of the Company or an ERISA Affiliate, or
 (iv) benefits, the full direct cost of which is borne by the current or former employee (or beneficiary thereof)).

                (k) The consummation of the transactions contemplated by this Agreement will not, either alone or in combination with any other event, (i) entitle any current or former employee, officer or director of the Company or any ERISA Affiliate to severance pay, unemployment compensa-tion or any other similar termination payment, or (ii) accelerate the time of payment or vesting, or increase the amount of or otherwise enhance any benefit due any such employee, officer or director.

                (l) There are no pending or, to the Company's knowl-edge, threatened or anticipated claims by or on behalf of any Company Plan, by any employee or beneficiary under any such Company Plan or otherwise involving any such Company Plan (other than routine claims for benefits).

           Section 3.9  Labor Matters.  (a)  Except as set forth in Section
 3.9 of the Company Disclosure Schedule, (i) there is no labor strike, dispute, slowdown, stoppage or lockout actually pending, or to the knowledge of the Company, threatened against or affecting the Company and since inception there has not been any such action; (ii) to the knowledge of the Company, no union claims to represent the employees of the Company;
 (iii) the Company is not a party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of the Company; (iv) none of the employees of the Company are represented by any labor organization and the Company has no knowledge of any current union organizing activities among the employees of the Company, nor does any question concerning representation exist concerning such employees; (v) there are no written personnel policies, rules or procedures applicable to employees of the Company, other than those set forth in Section 3.9 of the Company Disclosure Schedule, true, correct and complete copies of which have heretofore been delivered to Parent; (vi) the Company is, and has at all times been, in material compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work, immigration, equal employment opportunity, and occupational safety and health, and are not engaged in any unfair labor practices as defined in the National Labor Relations Act or other applicable law, ordinance or regulation; (vii) there is no unfair labor practice charge or complaint against the Company pending or, to the knowledge of the Company, threatened before the National Labor Relations Board or any similar state agency;
 (viii) there is no grievance or arbitration proceeding arising out of any collective bargaining agreement or other grievance procedure relating to the Company; (ix) to the knowledge of the Company, no charges with respect to or relating to the Company are pending before the Equal Employment Opportunity Commission or any other agency responsible for the prevention of unlawful employment practices; (x) to the knowledge of the Company, no federal, state, or local agency responsible for the enforcement of labor or employment laws intends to conduct an investigation with respect to or relating to the Company and no such investigation is in progress; and
 (xi) there are no complaints, controversies, lawsuits or other proceedings pending or, to the knowledge of the Company, threatened to be brought by any applicant for employment or current or former employees, or classes of the foregoing, alleging breach of any express or implied contract for employment, any law or regulation governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship. Except as set forth in Section 3.9 of the Company Disclosure Schedule, there are no employment contracts, severance agreements, or confidentiality agreements with any employees of the Company. The execution of this Agreement and the consummation of the transactions contemplated hereby shall not result in a breach or other violation of any collective bargaining agreement or any other employment contract or agreement to which the Company is a party.

                (b) Since the enactment of Worker Adjustment and Retraining Notification Act of 1988 (the "WARN Act"), the Company has not effectuated (i) a "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Company, or (ii) a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of the Company; nor has the Company been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state or local law. Except as set forth in Section 3.9 of the Company Disclosure Schedule, none of the employees of the Company has suffered an "employment loss" (as defined in the WARN Act) during the ninety day period prior to the execution of this Agreement.

           Section 3.10 Litigation; Compliance with Law. (a) Except to the extent disclosed in Section 3.10 of the Company Disclosure Schedule, there is no suit, claim, action, proceeding or investigation pending or, to the best knowledge of the Company, threatened against or affecting, the Company which would have a Company Material Adverse Effect.

                (b) The Company has complied in a timely manner and in all material respects, with all laws, statutes, regulations, rules, ordinances, and judgments, decrees, orders, writs and injunctions, of any court or governmental entity relating to any of the property owned, leased or used by them, or applicable to their business, including, but not limited to, laws relating to equal employment opportunity, discrimination, occupational safety and health, environmental, interstate commerce and antitrust.

           Section 3.11 No Default. The business of the Company is not being conducted in default or violation of any term, condition or provision of (i) its respective articles of incorporation and by-laws, (ii) any Company Agreement, or (iii) any United States federal, state, local or foreign law, statute, regulation, rule, ordinance, judgment, decree, order, writ, injunction, concession, grant, franchise, permit or license or other governmental authorization or approval applicable to the Company, excluding from the foregoing clauses (ii) and (iii), defaults or violations that would not have a Company Material Adverse Effect. As of the date of this Agreement, no investigation or review by any Governmental Entity or other entity with respect to the Company is pending or, to the best knowledge of the Company, threatened, nor has any Governmental Entity or other entity indicated an intention to conduct the same, other than, in each case, those the outcome of which, as far as reasonably can be foreseen, in the future will not have a Company Material Adverse Effect.

           Section 3.12 Taxes.

                (a) Except as set forth in Section 3.12 of the Company Disclosure Schedule:

                        (i) the Company has timely filed (or has had timely filed on its behalf) with the appropriate Tax Authorities (as hereinafter defined) all Tax Returns (as hereinafter defined) required to be filed by the Company and such Tax Returns are true, correct, and complete in all respects;

                        (ii) the Company has paid, or where payment is not yet due, has established (or has had established on its behalf and for its sole benefit and recourse) an adequate accrual in accordance with GAAP for the payment of, all Taxes (as hereinafter defined) for all periods ending through the date hereof;

                        (iii) there are no liens for Taxes upon any property or assets of the Company, except for liens for Taxes not yet due and for which adequate reserves have been established in accordance with GAAP;

                        (iv) no Federal, state, local or foreign Audits (as hereinafter defined) are presently pending with regard to any Taxes or Tax Returns of the Company and to the best knowledge of the Company no Audit is threatened;

                        (v) the Tax Returns of the Company have been examined by the applicable Tax Authority (or the applicable statutes of limitation for the assessment of Taxes for such periods have expired), and for any year that a Tax Return was examined, no material adjustments were asserted as a result of such examination which have not been resolved and fully paid, and no issue has been raised by any Tax Authority in any Audit of the Company that, if raised with respect to any other period not so audited, could be expected to result in a proposed deficiency for any such period not so audited;

                        (vi)  there are no outstanding requests,
 agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes or deficiencies against the Company, and no power of attorney granted by the Company with respect to any Taxes is currently in force;

                        (vii) the Company is not a party to any agreement providing for the allocation, indemnification, or sharing of Taxes; and

                        (viii) the Company has not been a member of any "affiliated group" (as defined in section 1504(a) of the Code) and is not subject to Treas. Reg. 1.1502-6 for any period.

                (b) "Audit" means any audit, assessment, or other examination relating to Taxes by any Tax Authority or any judicial or administrative proceedings relating to Taxes. "Tax" or "Taxes" means all Federal, state, local, and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto, imposed by any Tax Authority. "Tax Authority" means the Internal Revenue Service and any other domestic or foreign governmental authority responsible for the administration of any Taxes. "Tax Returns" mean all Federal, state, local, and foreign tax returns, declarations, statements, reports, schedules, forms, and information returns and any amendments thereto.

           Section 3.13 Material Contracts. Each Company Agreement is valid, binding and enforceable and in full force and effect, except where failure to be valid, binding and enforceable and in full force and effect would not have a Company Material Adverse Effect and there are no defaults thereunder, except those defaults that would not have a Company Material Adverse Effect. Section 3.13 of the Company Disclosure Schedule sets forth a true and complete list of (i) all material Company Agreements entered into by the Company since its inception that remain in full force and effect and all amendments to any such Company Agreements, and all non-competition agreements imposing restrictions on the ability of the Company to conduct business in any jurisdiction or territory.

           Section 3.14 Assets. The Company has all assets, properties, rights and contracts necessary to permit the Company to conduct its business as it is currently being conducted, except where the failure to have such assets, properties, rights and contracts would not have a Company Material Adverse Effect.

           Section 3.15 Environmental Matters.   Except as set forth in
 Section 3.15 of the Company Disclosure Schedule and except as would not, individually or in the aggregate, have a Company Material Adverse Effect:

                (a) the Company is not in violation of any federal, state, local and foreign laws and regulations relating to pollution or protection of human health or the environment, including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of toxic or hazardous substances, materials or wastes, or petroleum and petroleum products ("Materials of Environmental Concern"), or otherwise relating to the generation, storage, disposal, transport or handling of materials of Environmental Concern (collectively, "Environmental Laws"), and including, but not limited to, noncompliance with any permits or other governmental authorizations or the terms and conditions thereof.

                (b) the Company has not received any communication or notice (written or oral), whether from a Governmental Entity or otherwise, alleging any violation of or noncompliance with any Environmental Laws; there is no pending or threatened claim, action, investigation or notice (written or oral) by any person or entity alleging potential liability for investigatory, cleanup or governmental response costs, or natural resources or property damages, or personal injuries, attorney's fees or penalties relating to (i) the presence, or release into the environment, of any Materials of Environmental Concern at any location owned or operated by the Company, now or in the past, or (ii) any violation, or alleged violation, of any Environmental Law (collectively, "Environmental Claims"); and there are no past or present circumstances, conditions, or incidents that could reasonably form the basis of any Environmental Claim against the Company or against any person or entity whose liability for any Environmental Claim the Seller has retained or assumed either contractually or by operation of law.

           Section 3.16 Transactions with Affiliates. Except as set forth in Section 3.16 of the Company Disclosure Schedule, no contracts, agreements or other arrangements (oral or written) are in effect as of the date hereof between (i) on the one hand, the Company and (ii) on the other hand, any of its directors or their respective affiliates. For purposes of this Section 3.16 an "affiliate" of any Person shall mean any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For purposes of this definition, "control", when used with respect to such Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have the meanings that correspond to the foregoing. For purposes of this Agreement, "Person" shall mean any individual, partnership, corporation, unincorporated association, joint venture or other entity (including without limitation, any government or political subdivision of agency, department or instrumentality thereof).

           Section 3.17 Opinion of Financial Advisor. The Company has received the written opinion of Robert E. LaBlanc Associates Inc., to the effect that the consideration to be received in the Merger by the Company's shareholders is fair to the Company's shareholders from a financial point of view (the "Company Opinion"), a copy of which opinion has been delivered to Parent and will be included in the Proxy Statement/Prospectus/Consent Solicitation delivered to the Company's shareholders. Robert E. LaBlanc Associates Inc. shall redeliver the Company Opinion, dated as of the date of mailing of the Proxy Statement/Prospectus/Consent Solicitation on the date of mailing, and consent to the inclusion of the Company Opinion in the Proxy Statement/Prospectus/Consent Solicitation.

           Section 3.18 Intellectual Property. (a) Section 3.18(a) of the Company Disclosure Schedule is a true and complete list of all (i) patents and patent applications, (ii) trademark registrations and applications,
 (iii) service mark registrations and applications, (iv) Computer Software (as hereinafter defined), (v) copyright registrations and applications,
 (vi) material unregistered trademarks, service marks, and copyrights, and
 (vii) Internet domain names used or held for use in connection with the business of the Company, together with all licenses related to the foregoing (whether the Company is the licensee or licensor thereunder). Other than as listed in Section 3.18 of the Company Disclosure Schedule, no agreement licensing the Intellectual Property (as hereinafter defined) of the Company to any licensee creates an option for such licensee to purchase any of the Intellectual Property owned by the Company or its affiliates, or would in any other way require the transfer of the Intellectual Property owned by the Company or any affiliate of the Company to such licensee. The Company currently is listed in the records of the appropriate United States, state or foreign agency as the sole owner of record for each application and registration listed in Section 3.18 of the Company Disclosure Schedule.

                (b) The term "Computer Software" shall mean other than off-the-shelf applications, (i) any and all material computer programs and applications consisting of sets of statements and instructions to be used directly or indirectly in computer software or firmware whether in source code or object code form, (ii) material databases and compilations, including without limitation any and all data and collections of data, whether machine readable or otherwise, (iii) all versions of the foregoing including, without limitation, all screen displays and designs thereof, and all component modules of source code or object code or natural language code therefor, and whether recorded on papers, magnetic media or other electronic or non-electronic device, (iv) all descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, (v) all documentation, including without limitation all technical and user manuals and training materials, relating to the foregoing, and (vi) all Internet domain names and content contained on all World Wide Web sites of the Company, in any such case utilized by the Company in connection with the conduct of its business as presently conducted or currently contemplated to be conducted, and can correctly process date data for all dates including those before, on or after 1999 without any loss of functionality or performance.

                (c) Except as set forth on Section 3.18(c) of the Company Disclosure Schedule, the Company owns or has the right to use all patents, patent applications, patent rights, copyrights, trademarks, trademark rights, trade names, trade name rights, service marks and service mark rights, and all goodwill of the business associated therewith, trade secrets, technology and know-how, Computer Software, Internet domain names, registrations for and applications for registration of trademarks, service marks and copyrights, and other confidential or proprietary rights and information and all technical and user manuals and documentation made or used in connection with any of the foregoing, used or held for use anywhere in the world in connection with the business of the Company as currently conducted (collectively, the "Intellectual Property"), free and clear of all liens or other encumbrances of any nature, except where the failure to so own or use such Intellectual Property would not have a Company Material Adverse Effect.

                (d) All patents, registrations and applications for Intellectual Property that are used in and are material to the conduct of the business of the Company as currently conducted (i) are valid, subsisting, in proper form and enforceable, and have been duly maintained, including the submission of all necessary filings and fees in accordance with the legal and administrative requirements of the appropriate jurisdictions, and (ii) have not lapsed, expired or been abandoned, and no patent, registration or application of Intellectual Property therefor is the subject of any opposition, interference, cancellation proceeding or other legal or governmental proceeding before any governmental, registration or other authority in any jurisdiction.

                (e) To the knowledge of the Company, the conduct of the business of the Company as currently conducted does not conflict with or infringe in any way on any proprietary right of any third party, which conflict or infringement would have a Company Material Adverse Effect. Other than as set forth in Section 3.18(d) of the Company Disclosure Schedule, there is no claim, suit, action or proceeding pending or, to the knowledge of the Company, threatened against the Company (i) alleging any such conflict or infringement with any third party's proprietary rights, or
 (ii) challenging the ownership, use, validity or enforceability of the Intellectual Property. To the knowledge of the Company, no third party is infringing the Intellectual Property.

                (f) The Computer Software used by the Company in the conduct of its business was either: (i) developed by employees of the Company within the scope of their employment; (ii) developed on behalf of the Company by a third party, and all ownership rights therein have been assigned or otherwise transferred to or vested in the Company pursuant to written agreements; or (iii) licensed or acquired from a third party pursuant to a written license, assignment, or other contract which is in full force and effect, does not contain any change of control or other provision that would prevent Millennium Surviving Corporation from using such Computer Software and of which the Company is not in material breach except where the failure to have Computer Software so developed, licensed or acquired would not have a Company Material Adverse Effect. Except as set forth on Section 3.18(f) of the Company Disclosure Schedule, (x) no third party has had access to any of the source code for any of the Computer Software described in clause (i) or (ii) hereof and (y) no act has been done or omitted to be done by the Company to impair or dedicate to the public or entitle any Governmental Entity to hold abandoned any of such Computer Software.

                (g) Except as set forth on Section 3.18(g) of the Company Disclosure Schedule, all consents, filings, and authorizations by or with governmental authorities or third parties necessary with respect to the consummation of the transactions contemplated hereby as they may affect the Intellectual Property have been obtained, except where the failure to obtain or make such consents, filings and authorizations will not prohibit the consummation of the Millennium Merger or have a Company Material Adverse Effect.

                (h) The Company has not entered into any material consent, indemnification, forbearance to sue, settlement agreement or cross-licensing arrangement with any person relating to the Intellectual Property or the intellectual property of any third party other than as may be contained in the license agreements listed in Section 3.18(h) of the Company Disclosure Schedule.

                (i) Except as set forth on Section 3.18(i) of the Company Disclosure Schedule, the Company is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any license, sublicense or other agreement relating to the Intellectual Property.

                (j) No former or present employees, officers or directors of the Company hold any right, title or interest directly or indirectly, in whole or in part, in or to any Intellectual Property.

                (k) No material trade secret or confidential know-how or other material confidential information relating to the Company has been disclosed or authorized to be disclosed to any third party, other than pursuant to a non-disclosure agreement that protects the Company's interests in and to such confidential information.

           Section 3.19 Insurance. The Company has policies of insurance and bonds of the type and in amounts customarily carried by persons conducting businesses or owning assets similar to those of the Company. Except as disclosed in Section 3.19 of the Company Disclosure, there is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and the Company is otherwise in compliance in all material respects with the terms of such policies and bonds. Except as disclosed in Section 3.19 of the Company Disclosure, the Company has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

           Section 3.20 Accounts Receivable.  Except as disclosed in
 Section 3.20 of the Company Disclosure Schedule, subject to any reserves set forth in the balance sheets of the Company at September 30, 1997, December 31, 1997, March 31, 1998, and June 30, 1998 (the "Company Balance Sheets"), the accounts receivable shown in the Company Balance Sheets arose in the ordinary course of business, were not, as of the respective dates of the Company Balance Sheets, subject to any material discount, contingency, claim of offset or recoupment or counterclaim, and represented, as of the respective dates of the Company Balance Sheets, bona fide claims against debtors for sales, leases, licenses and other charges. All accounts receivable of the Company arising after June 30, 1998 through the date of the Agreement arose in the ordinary course of business and, as of the date of this Agreement, are not subject to any material discount, contingency, claim of offset or recoupment or counterclaim, except for normal reserves consistent with past practice. The amount carried for doubtful accounts and allowances disclosed in the Company Balance Sheet dated June 30, 1998 is believed by the Company as of the date of the Agreement to be sufficient to provide for any losses which may be sustained or realization of the accounts receivable shown in the Company Balance Sheet dated June 30, 1998.

           Section 3.21 Financial Statements. Set forth in Section 3.21 of the Company Disclosure Schedule are (i) the Company Balance Sheets (including the related notes, if any), together with the related statements of operations and cash flows (including the related notes) for the respective periods then ended, and (ii) monthly financial statements for each month from the date of the most recent Company Balance Sheet to the date hereof. Each of the financial statements included in Section 3.21 of the Company Disclosure Schedule (including the notes thereto) fairly presents the financial position of the Company as of the respective dates thereof and the results of operations and cash flows for the respective periods therein, subject to adjustments made thereto with respect to subsequent periods; provided, however, that the most recent Company Balance Sheet and each monthly financial statement provided to Parent pursuant to clauses (i) and (ii) above contain no material misstatement and fairly present the financial position of the Company as of June 30, 1998 and each such month end, respectively, in light of the circumstances then prevailing at the time of preparation of such financial statements. Each of the financial statements included in Section 3.21 of the Company Disclosure Schedule has been prepared in accordance with GAAP on a consistent basis during the periods involved, subject in the case of the December 31, 1997, March 31, 1998 and June 30, 1998 Company Balance Sheets and related states of operations and cash flows, to normal year-end audit adjustments in the ordinary course (none of which, individually or in the aggregate, would be material). Reserves are reflected on the September 30, 1997 Company Balance Sheet against all liabilities in amounts that have been established on a basis consistent with past practice and in accordance with GAAP, and such reserves are adequate, reasonable and appropriate. Except as set forth in Section 3.21 of the Company Disclosure Schedule, there have been no changes in reserves of the Company since the June 30, 1998 Company Balance Sheet.

           Section 3.22 Full Disclosure. The Company has not knowingly failed to disclose to Parent any facts material to the Company's business, results of operations, assets, liabilities, financial condition or prospects. No representation or warranty by the Company in this Agreement and no statement by the Company in any document referred to herein (including the schedules and exhibits hereto), contains any untrue statements of a material fact or omits to state any material fact necessary, in order to make the statement made herein or therein, in light of the circumstances under which they were made, not misleading.


                                 ARTICLE IV
  REPRESENTATIONS AND WARRANTIES OF PARENT, HOLDCO, ZENITH ACQUISITION AND
                           MILLENNIUM ACQUISITION

           Except as set forth in the schedule delivered to the Company prior to the execution of this Agreement setting forth specific exceptions to Parent's representations and warranties set forth herein (the "Parent Disclosure Schedule"), Parent represents and warrants to the Company as set forth below. Each exception set forth in the Parent Disclosure Schedule is identified by reference to, or has been grouped under a heading referring to, a specific individual section of this Agreement and, except as otherwise specifically stated with respect to such exception, relates only to such section.

           Section 4.1 Organization. Each of Parent and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite corporate or other power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority, and governmental approvals would not have a Parent Material Adverse Effect. Each of Parent and its Subsidiaries is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not have a Parent Material Adverse Effect. Section 4.1 of the Parent Disclosure Schedule sets forth a true, correct and complete list of the Subsidiaries of Parent. The term "Subsidiary", for purposes of this Agreement, shall mean, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner (excluding such partnerships where such party and its subsidiaries, taken together, of such party are not the majority holder of voting interests therein), or
 (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries. As used in this Agreement, "Parent Material Adverse Effect" means any event, change in or effect, individually or in the aggregate with such other events, changes or effects, on the business of Parent or its Subsidiaries, taken as a whole, that is or could reasonably be expected to be materially adverse to (i) the business, operations, properties (including intangible properties), condition (financial or otherwise), results of operations, assets, liabilities, or regulatory status of Parent or its Subsidiaries, taken as a whole, or (ii) the ability of Parent, Holdco, Zenith Acquisition or Millennium Acquisition to consummate any of the transactions or to perform its obligations under this Agreement or any other agreements executed in connection herewith, it being understood that none of the following shall be deemed by itself or by themselves, either alone or in combination, to constitute a Parent Material Adverse Effect: (a) a change in the market price or trading volume of Parent Common Stock, (b) a failure by Parent to meet the revenue or earnings predictions of equity analysts as reflected in the First Call consensus estimate, or any other revenue or earnings estimate, or any other revenue or earnings predictions or expectations, for any period ending (or for which earnings are released) on or after the date of this Agreement and prior to the Closing Date, (c) conditions affecting the computer industry as a whole or the U.S. economy as a whole, (d) any effect arising out of or resulting from actions contemplated by the parties in connection with, or which is attributable to, the announcement of this Agreement and the transactions contemplated hereby, or (e) any matter identified in Section 4.7 of the Parent Disclosure Schedule.

           Section 4.2 Capitalization. (a) The authorized capital stock of Parent consists of: (i) 40,000,000 shares of Parent Common Stock, and
 (ii) 1,000 shares of Preferred Stock, no par value of Parent (the "Parent Preferred Stock"). As of the date hereof, (i) 20,511,772 shares of Parent Common Stock are issued and outstanding, (ii) no shares of the Parent Preferred Stock are issued and outstanding and (iii) 3,606,423 shares of Parent Common Stock are reserved for issuance pursuant to the Parent Stock Plans including (A) 1,989,090 shares reserved for issuance pursuant to outstanding awards and 438,333 shares reserved for issuance pursuant to future awards under the Zenith 1990 Stock Option Plan, (B) 81,000 shares reserved for issuance pursuant to outstanding awards and 98,000 shares reserved for issuance pursuant to future awards under the Zenith 1995 Non-Employee Directors' Stock Option Plan, and (C) 111,211 shares reserved for issuance pursuant to future awards under the Zenith Employee Stock Purchase Plan. The authorized capital Stock of Holdco consists of 60,000,000 shares of Holdco Common Stock and 5,000,000 shares of Holdco preferred stock, par value $.001 per share. As of the date hereof, 1,000 shares of Holdco Common Stock are issued and outstanding. All of the issued and outstanding shares of Parent Common Stock and Holdco Common Stock are validly issued, fully paid and nonassessable and all shares of Holdco Common Stock are held by Parent. The authorized capital stock of Zenith Acquisition consists of 1,000 shares of common stock, par value $0.01 per share. As of the date hereof, 100 shares of Zenith Acquisition common stock are issued and outstanding, all of which are held by Holdco. The authorized capital stock of Millennium Acquisition consists of 1,000 shares of common stock, par value $0.01 per share. As of the date hereof, 100 shares of Millennium Acquisition common stock are issued and outstanding, all of which are held by Holdco.

                (b) Except as disclosed in Section 4.2(b) of the Parent Disclosure Schedule, (i) there is no outstanding right to purchase or otherwise to receive from Parent or any of its Subsidiaries, including Holdco, any of the outstanding authorized but unissued shares of the capital stock of Parent or any of its Subsidiaries, (ii) there is no outstanding security of any kind convertible into or exchangeable for such capital stock and (iii) there is no voting trust or other agreement or understanding to which Parent or any of its Subsidiaries, is a party or is bound with respect to the voting of the capital Stock of Parent or any of its Subsidiaries.

           Section 4.3 Authorization; Validity of Agreement; Necessary Action. Each of Parent, Holdco, Zenith Acquisition and Millennium Acquisition has full corporate power and authority to execute and deliver this Agreement and the other agreements executed in connection herewith to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the other agreements executed in connection herewith and the consummation of the Zenith Merger and of the other transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Parent, Holdco, Zenith Acquisition or Millennium Acquisition and, subject to obtaining the approval of Parent's shareholders as contemplated by Section 2.1 hereof, no other corporate proceedings on the part of Parent, Holdco, Zenith Acquisition or Millennium Acquisition are necessary to authorize this Agreement or any other agreements executed in connection herewith or to consummate the transactions so contemplated. Each of this Agreement and the other agreements executed in connection herewith to which Parent, Holdco, Zenith Acquisition or Millennium Acquisition is a party has been duly executed and delivered by Parent, Holdco, Zenith Acquisition or Millennium Acquisition and, assuming each of this Agreement and such other agreements constitute a valid and binding obligation of the other parties hereto and thereto, constitutes a valid and binding obligation of each of Parent, Holdco, Zenith Acquisition or Millennium Acquisition enforceable against them in accordance with its respective terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The shares of Holdco Common Stock to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights.

           Section 4.4 Consents and Approvals; No Violations. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Exchange Act, the Securities Act, the Merger Agreement as required by the CGCL, state blue sky laws and any applicable state takeover laws, and the approval by Parent's shareholders of the formation of Holdco and the issuance of Holdco Common Stock in the Merger, none of the execution, delivery or performance of this Agreement or any other agreement executed in connection herewith by Parent, Holdco, Zenith Acquisition and Millennium Acquisition nor the consummation by any of them of the transactions contemplated hereby or thereby, nor compliance by any of them with any of the provisions hereof or thereof will (i) conflict with or result in any breach of any provision of the respective articles or certificates of incorporation or by-laws of Parent or any of its Subsidiaries, (ii) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity, (iii) except as set forth in Section 4.4 of Parent Disclosure Schedule, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, license, lease, contract, agreement or other instrument or obligation to which Parent or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent, any of its Subsidiaries or any of their properties or assets, except in the case of clauses (ii), (iii) and (iv) where the failure to obtain such permits, authorizations, consents or approvals or to make such filings, or where such violations, breaches or defaults would not have a Parent Material Adverse Effect.

           Section 4.5 Information in Proxy Statement/Prospectus. The Registration Statement (or any amendment thereof or supplement thereto) will not, at the date it becomes effective and at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by Parent, Holdco, Zenith Acquisition or Millennium Acquisition with respect to statements made therein based on information supplied by the Company in writing expressly for inclusion in the Registration Statement. The Registration Statement will comply in all material respects with the provisions of the Securities Act and the rules and regulations thereunder. Each of Parent, Holdco, Zenith Acquisition, and Millennium Acquisition agrees to correct promptly any such information provided by it that shall have become false or misleading in any material respect and to take all steps necessary to file with the SEC and have declared effective or cleared by the SEC any amendment or supplement to the Registration Statement or the Proxy Statement/Prospectus/Consent Solicitation so as to correct the same and to cause the Proxy Statement/Prospectus/Consent Solicitation as so corrected to be disseminated to Parent's shareholders and the Company's shareholders to the extent required by applicable law. The Registration Statement and the Proxy Statement/Prospectus/Consent Solicitation shall comply as to form in all material respects with the provisions of the Securities Act, the Exchange Act and other applicable laws.

           Section 4.6 SEC Reports and Financial Statements. Parent has filed with the SEC, and has heretofore made available to the Company true and complete copies of, all forms, reports, schedules, statements and other documents required to be filed by it and its Subsidiaries since October 1, 1995 under the Exchange Act or the Securities Act (as such documents have been amended since the time of their filing, collectively, the "Parent SEC Documents"). As of their respective dates or, if amended, as of the date of the last such amendment, the Parent SEC Documents, including, without limitation, any financial statements or schedules included therein (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder. Each of the consolidated financial statements included in the Parent SEC Documents have been prepared from, and are in accordance with, the books and records of Parent and its Subsidiaries, comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position and the consolidated results of operations and cash flows of the Parent and its consolidated Subsidiaries as at the dates thereof or for the periods presented therein.

           Section 4.7 Absence of Certain Changes. Except to the extent disclosed in the Parent SEC Documents filed prior to the date of this Agreement, since December 31, 1997 through the date of this Agreement, Parent and its Subsidiaries have conducted their respective businesses and operations in all material respects consistent with past practice only in the ordinary and usual course. From December 31, 1997 through the date of this Agreement, there has not occurred (i) any event, change, or effect (including the incurrence of any liabilities of any nature, whether or not accrued, contingent or otherwise) having or, which would have a Parent Material Adverse Effect, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the equity interests of Parent or of any of its Subsidiaries other than regular quarterly cash dividends or dividends paid by wholly owned Subsidiaries, or (iii) any change by Parent or any of its Subsidiaries in accounting principles or methods, except insofar as may be required by a change in GAAP.

           Section 4.8 Rights Agreement. Parent has taken all action that may be necessary under that certain Rights Agreement, dated as of June __, 1996, between Parent and American Stock Transfer & Trust Company (the "Rights Agreement") so that (i) the execution of this Agreement and the other agreements executed in connection with the Zenith Merger, and any amendments hereto and thereto by the parties hereto and the consummation of the transactions contemplated hereby shall not cause (A) the Company to become an "Acquiring Person" (as defined in the Rights Agreement), or (B) a Distribution Date or a Shares Acquisition Date (as such terms are defined in the Rights Agreement) to occur, irrespective of the consummation of the transactions contemplated hereby and (ii) the Rights Agreement is otherwise inapplicable to this Agreement and the transactions contemplated hereby. Parent has furnished to the Company true and complete copies of all amendments to the Rights Agreement that satisfy the requirements of this
 Section 4.8 and such amendments are in full force and effect.

           Section 4.9 Activities of Zenith Acquisition and Millennium Acquisition. Each of Holdco, Zenith Acquisition and Millennium Acquisition was formed for the purpose of participating in the Zenith Merger and Millennium Merger, as applicable, as contemplated in this Agreement. None of Holdco, Zenith Acquisition or Millennium Acquisition has carried on any business.

           Section 4.10 Opinion of Financial Advisor. The Board of Directors of Parent has received the opinion of Salomon Smith Barney Inc., dated the date of this Agreement, to the effect that, as of such date, the Zenith Exchange Ratio is fair to holders of the Parent Common Stock from a financial point of view (the "Parent Opinion"), a copy of the written opinion of which will be delivered to the Company promptly after receipt thereof by Parent.

           Section 4.11 No Default. The businesses of Parent and its Subsidiaries are not being conducted in default or violation of any term, condition or provision of (i) its respective articles of incorporation and by-laws, (ii) any note, bond, mortgage, indenture, guarantee, other instrument or obligation to which Parent is a party or by which it or any of its properties or assets may be bound, or (iii) any United States federal, state, local or foreign law, statute, regulation, rule, ordinance, judgment, decree, order, writ, injunction, concession, grant, franchise, permit or license or other governmental authorization or approval applicable to Parent, excluding from the foregoing clauses (ii) and (iii), defaults or violations that would not have a Parent Material Adverse Effect. As of the date of this Agreement, no investigation or review by any Governmental Entity or other entity with respect to Parent or any of its Subsidiaries is pending or, to the best knowledge of Parent, threatened, nor has any Governmental Entity or other entity indicated an intention to conduct the same, other than, in each case, those the outcome of which, as far as reasonably can be foreseen, in the future will not have a Parent Material Adverse Effect.

           Section 4.12 Full Disclosure. Parent has not knowingly failed to disclose to the Company any facts material to the business, results of operations, assets, liabilities or financial condition of Parent and its subsidiaries taken as a whole. No representation or warranty by Parent in this Agreement and no statement by Parent in any document referred to herein (including the schedules and exhibits hereto), contains any untrue statements of a material fact or omits to state any material fact necessary, in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.

           Section 4.13 Litigation. As of the date hereof, except as set forth in Section 4.13 of the Parent Disclosure Schedule or as disclosed in the Parent SEC Documents, there is no action, suit, proceeding or, to the best knowledge of Parent, investigation pending or, to the best knowledge of Parent, threatened, involving Parent or any of its Subsidiaries, by or before any court, governmental or regulatory authority or by any third party that would have a Parent Material Adverse Effect.

           Section 4.14 Taxes. Except as set forth in Section 4.14 of the Parent Disclosure Schedule:

                (a) Parent and each of its Subsidiaries has timely filed (or has had timely filed on its behalf) with the appropriate Tax Authorities all Tax Returns required to be filed by, Parent and each of its Subsidiaries, and such Tax Returns are true, correct, and complete in all material respects;

                (b) Parent and each of its Subsidiaries has paid, or where payment is not yet due, has established (or has had established on its behalf and for its sole benefit and recourse) an adequate accrual in accordance with GAAP for the payment of, all Taxes for all periods ending through the date hereof;

                (c) there are no liens for Taxes upon any property or assets of Parent or any of its Subsidiaries, except for liens for Taxes not yet due and for which adequate reserves have been established in accordance with GAAP;

                (d) no Federal, state, local or foreign Audits are presently pending with regard to any Taxes or Tax Returns of Parent and its Subsidiaries and to the best knowledge of Parent, no such Audit is threatened;

                (e) the Tax Returns of Parent and each of its Subsidiaries have been examined by the applicable Tax Authority (or the applicable statutes of limitation for the assessment of Taxes for such periods have expired), and for any year that a Tax Return was examined, no material adjustments were asserted as a result of such examination which have not been resolved and fully paid, and no issue has been raised by any Tax Authority in any Audit of Parent or any of its Subsidiaries that, if raised with respect to any other period not so audited, could be expected to result in a proposed deficiency for any such period not so audited;

                (f) there are no outstanding requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes or deficiencies against Parent or any of its Subsidiaries, and no power of attorney granted by Parent or any of its Subsidiaries with respect to any Taxes is currently in force;

                (g) neither Parent nor any of its Subsidiaries is a party to any agreement providing for the allocation, indemnification, or sharing of Taxes; and

                (h) neither Parent nor any of its Subsidiaries has been a member of any "affiliated group" (as defined in section 1504(a) of the Code) and is not subject to Treas. Reg. 1.1502-6 for any period.

           Section 4.15 Employee Benefit Plans; ERISA. Except as set forth in Section 4.15 of the Zenith Disclosure Schedule:

                (a) The Parent SEC Documents contain a list of each material employee benefit plan, program, policy or arrangement and each material employment, consulting, severance, change in control or similar agreement under which Zenith or any Subsidiary has any liability (the "Zenith Plans").

                (b) None of the Zenith Plans is subject to Title IV of ERISA, and neither Zenith nor any ERISA Affiliate has at any time sponsored, maintained, contributed to or been required to make contributions to any employee pension benefit plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA. No liability under Title IV of ERISA has been incurred by Zenith, any of its Subsidiaries or any ERISA Affiliate since the effective date of ERISA that has not been satisfied in full, and no condition exists that presents a material risk to Zenith or any of its Subsidiaries or any ERISA Affiliate of incurring any liability under such Title.

                (c) Each of the Zenith Plans has been operated and administered in all material respects in accordance with applicable laws, including but not limited to ERISA and the Code.

                (d) No amounts payable under any of the Zenith Plans or any other contract, agreement or arrangement with respect to which Zenith or any of its Subsidiaries may have any liability could fail to be deductible for federal income tax purposes by virtue of section 162(m) or section 280G of the Code.

                (e) No Zenith Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees of Zenith, its Subsidiaries or any ERISA Affiliate after retirement or other termination of service (other than (i) coverage mandated by applicable laws, (ii) death benefits or retirement benefits under any "employee pension plan," as that term is defined in
 Section 3(2) of ERISA, (iii) deferred compensation benefits accrued as liabilities on the books of Zenith, any of its Subsidiaries or an ERISA Affiliate, or (iv) benefits, the full direct cost of which is borne by the current or former employee (or beneficiary thereof)).

                (f) The consummation of the transactions contemplated by this Agreement will not, either alone or in combination with any other event, (i) entitle any current or former employee, officer or director of Zenith, any of its Subsidiaries or any ERISA Affiliate to severance pay, unemployment compensation or any other similar termination payment, or (ii) accelerate the time of payment or vesting, or increase the amount of or otherwise enhance any benefit due any such employee, officer or director.

           Section 4.16 No Undisclosed Liabilities. Except for liabilities and obligations incurred in the ordinary course of business and consistent with past practice, since December 31, 1997 through the date of this Agreement and except as set forth in Section 4.16 of the Parent Disclosure Schedule, Parent has not incurred any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that have a Parent Material Adverse Effect or would be required to be reflected or reserved against on a balance sheet of Parent (including the notes thereto) prepared in accordance with GAAP as applied in preparing the balance sheet of Parent as of December 31, 1997. Section 4.16 of the Parent Disclosure Schedule sets forth the amount of principal and unpaid interest outstanding under each instrument evidencing indebtedness of Parent which will accelerate or become due or result in a right of redemption or repurchase on the part of the holder of such indebtedness (with or without due notice or lapse of time) as a result of this Agreement, any of the other agreements executed in connection herewith, the Zenith Merger or the other transactions contemplated hereby or thereby.

           Section 4.17 Transactions with Affiliates. Except as set forth in Section 4.17 of the Parent Disclosure Schedule, or in the Parent SEC Documents filed prior to the date hereof, since December 31, 1997 there have been no transactions, agreements, arrangements or understandings between Parent or its Subsidiaries, on the one hand, and their respective affiliates, on the other hand, that would be required to be disclosed under
 Item 404 of Regulation S-K under the Securities Act.


                                  ARTICLE V
                                  COVENANTS

           Section 5.1 Interim Operations of the Company. The Company covenants and agrees that, except (i) as expressly provided in this Agreement, or (ii) with the prior written consent of Parent, after the date hereof and prior to the Effective Time:

                (a) the business of the Company shall be conducted only in the ordinary and customary course consistent with past practice, and the Company shall use its best efforts to preserve its business organization intact and maintain its existing relations with customers, suppliers, employees, creditors and business partners;

                (b) the Company will not, directly or indirectly, split, combine or reclassify the outstanding Company Common Stock or Company Preferred Stock;

                (c) the Company shall not: (i) amend its articles of incorporation or by-laws,(ii) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to its capital stock, (iii) issue, sell, transfer, pledge, dispose of or encumber any additional shares of, or securities convertible into or exchangeable for, or options (except options issued to newly hired employees consistent with past practice), warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of any class of the Company, other than issuances pursuant to the exercise of Company Options outstanding on the date hereof, (iv) transfer, lease, license, sell, mortgage, pledge, dispose of, or encumber any material assets other than in the ordinary and usual course of business and consistent with past practice, or (v) redeem, purchase or otherwise acquire directly or indirectly any of its capital stock;

                (d) the Company shall not modify, amend or terminate any of the Company Agreements or waive, release or assign any material rights or claims, except in the ordinary course of business and consistent with past practice;

                (e) the Company shall not permit any material insurance policy naming it as a beneficiary or a loss payable payee to be canceled or terminated without notice to Parent, except in the ordinary course of business and consistent with past practice;

                (f) the Company shall not: (i) incur or assume any long-term debt, except for amounts not in excess of $50,000 in the aggregate, or except in the ordinary course of business consistent with past practice, incur or assume any short-term indebtedness in amounts not consistent with past practice, (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, except in the ordinary course of business and consistent with past practice, (iii) make any loans, advances or capital contributions to, or investments in, any other Person (other than customary loans or advances to employees in accordance with past practice), or (iv) except as specifically contemplated herein, enter into any material commitment or transaction (including, but not limited to, any borrowing, capital expenditure or purchase, sale or lease of assets) and other than capital expenditures pursuant to the Company's capital expenditures budget previously delivered to Parent and other capital expenditures that do not exceed $25,000 in the aggregate since June 30, 1998;

                (g) the Company shall not: (i) change any of the accounting principles used by it unless required by GAAP, or (ii) take or knowingly allow to be taken any action which would jeopardize qualification of the Millennium Merger as a nonrecognition transfer under the Code;

                (h) the Company shall not pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of any such claims, liabilities or obligations (x) in the ordinary course of business and consistent with past practice, or claims, liabilities or obligations reflected or reserved against in, or contemplated by, the financial statements (or the notes thereto) of the Company, or (y) which are legally required to be paid, discharged or satisfied (provided that if such claims, liabilities or obligations referred to in this clause (y) are legally required to be paid and are also not otherwise payable in accordance with clause (x) above, the Company will notify Parent in writing if such claims, liabilities or obligations exceed, individually or in the aggregate, $50,000 in value, reasonably in advance of their payment);

                (i) the Company shall not adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company (other than the Millennium Merger);

                (j) the Company shall not take, or agree to commit to take, any action that would make any representation or warranty of the Company contained herein inaccurate in any respect at, or as of any time prior to, the Effective Time;

                (k) the Company shall not voluntarily make or agree to make any changes in Tax accounting methods or any material Tax election, waive or consent to the extension of any statute of limitations with respect to Taxes, or consent to any assessment of Taxes, or settle or compromise any Audit; and

                (l) the Company shall not (i) make any change in the compensation payable or to become payable to any of its officers, directors, employees, agents or consultants (other than general increases in wages to employees who are not officers or directors or affiliates in the ordinary course consistent with past practice, as disclosed in Section
 3.8 of the Company Disclosure Schedule), or to persons providing management services; (ii) enter into or amend any employment, severance, consulting, termination or other agreement or employee benefit plan; or (iii) make any loans to any of its officers, directors, employees, affiliates, agents or consultants or make any change in its existing borrowing or lending arrangements for or on behalf of any of such persons, whether pursuant to an employee benefit plan or otherwise;

                (m) except as specifically described on Schedule 5.1(m) of the Company Disclosure Schedule, the Company shall not (i) pay or agree to pay or make any accrual or arrangement for payment of any severance, pension, retirement allowance or other employee benefit pursuant to any existing plan, agreement or arrangement to any officer, director, employee or affiliate except in the ordinary course of business consistent with past practice; (ii) pay or agree to pay or make any accrual or arrangement for payment to any officers, directors, employees or affiliates of the Company of any amount relating to unused vacation days, except payments and accruals made in the ordinary course consistent with past practice; (iii) adopt or pay, grant, issue, accelerate or accrue salary or other payments or benefits pursuant to any pension, profit-sharing, bonus, extra compensation, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, retirement or other employee benefit plan, agreement or arrangement, or any employment or consulting agreement with or for the benefit of any director, officer, employee, agent or consultant, whether past or present; or (iv) amend in any material respect any such existing plan, agreement or arrangement in a manner inconsistent with the foregoing;

                (n) From and after the date hereof, the Company shall not effectuate (i) a "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment of the Company, or (ii) a "mass layoff" (as defined in the WARN Act) affecting any site of employment of the Company, without complying fully with any and all notice obligations (and/or pay and benefits in lieu of notice) under the WARN Act or any similar obligation under applicable state or local law requiring notice (and/or pay and benefits in lieu of notice) to employees in the event of a plant closing or layoff. For purposes of the WARN Act and this Agreement, the Effective Time of the Mergers is and shall be the same as the "effective date" within the meaning of the WARN Act; and

                (o) the Company shall not enter into an agreement, contract, commitment or arrangement to do any of the foregoing, or to authorize, recommend, propose or announce an intention to do any of the foregoing.

           Section 5.2 Interim Operations of Parent and Holdco. Parent covenants and agrees that, except (i) as expressly provided in this Agreement, (ii) with respect to the amendment of the Zenith 1995 Non-Employee Directors' Stock Option Plan pursuant to a proposal as set forth in Section 5.2 of the Parent Disclosure Schedule, or (iii) with the prior written consent of the Company, after the date hereof and prior to the Effective Time:

                (a) Parent will not, directly or indirectly, split, combine or reclassify the outstanding Parent Common Stock or Holdco Common Stock;

                (b) Neither Parent nor Holdco shall: (i) amend its articles or certificate of incorporation or by-laws, or (ii) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to its capital Stock other than regular quarterly cash dividends consistent with past practice;

                (c) neither Parent nor Holdco shall: (i) change any of the accounting principles used by it unless required by GAAP, or (ii) take or knowingly allow to be taken any action which would jeopardize qualification of the Merger as a reorganization within the meaning of
 Section 368(a) of the Code;

                (d) neither Parent, Holdco, nor any of their respective Subsidiaries will take, or agree to commit to take, any action that would make any representation or warranty of Parent, Holdco, Zenith Acquisition and Millennium Acquisition contained herein inaccurate in any respect at, or as of any time prior to, the Effective Time; and

                (e) neither Parent, Holdco, nor any of their respective Subsidiaries will enter into an agreement, contract, commitment or arrangement to do any of the foregoing, or to authorize, recommend, propose or announce an intention to do any of the foregoing.

           Section 5.3 Access to Information. Each of the Company and Parent shall afford to the officers, employees, accountants, counsel, financing sources and other representatives of Parent or the Company, as applicable, access, during normal business hours, during the period prior to the Effective Time of the Mergers, to all of its properties, books, contracts, commitments and records and, during such period, each of the Company and Parent shall furnish promptly to Parent or the Company, as applicable, all information concerning its business, properties and personnel as such other party may reasonably request. Unless otherwise required by law, until the Effective Time, each such party will hold any such information which is nonpublic in confidence in accordance with the provisions of that certain Confidentiality Agreement between the Company and Parent, dated as of November 21, 1997 (the "Confidentiality Agreement"), subject to the requirements of applicable law. For purposes of this Section 5.3 only, Parent shall be deemed to include each of Parent's Subsidiaries.

           Section 5.4 Consents and Approvals. Each of the Company, Parent, Holdco, Zenith Acquisition and Millennium Acquisition will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on it with respect to this Agreement and the transactions contemplated hereby (which actions shall include, without limitation, furnishing all information in connection with approvals of or filings with any Governmental Entity) and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their Subsidiaries in connection with this Agreement, the other agreements executed in connection herewith and the transactions contemplated hereby and thereby. Each of the Company, Parent, Holdco, Zenith Acquisition and Millennium Acquisition will, and will cause its respective Subsidiaries, if any, to, take all reasonable actions necessary to obtain any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party required to be obtained or made by Parent, Holdco, Zenith Acquisition, Millennium Acquisition, the Company or any of their respective Subsidiaries, if any, in connection with the Mergers or the taking of any action contemplated thereby or by this Agreement or any other agreement executed in connection herewith.

           Section 5.5 Additional Agreements. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable, whether under applicable laws and regulations or otherwise, or to remove any injunctions or other impediments or delays, legal or otherwise, to consummate and make effective the Mergers and the other transactions contemplated by this Agreement and any other agreement executed in connection herewith. In case at any time after the Effective Time of the Mergers any further action is necessary or desirable to carry out the purposes of this Agreement or any other agreement executed in connection herewith, the proper officers and directors of the Company and Parent shall use all reasonable efforts to take, or cause to be taken, all such necessary actions.

           Section 5.6 Publicity. So long as this Agreement is in effect, neither the Company, Parent nor any of their respective affiliates shall issue or cause the publication of any press release or other announcement with respect to the Mergers, this Agreement, any other agreement executed in connection herewith, or the other transactions contemplated hereby or thereby without the prior consultation of the other party, except as may be required by law or by any listing agreement with the Nasdaq Stock Market.

           Section 5.7 Notification of Certain Matters. The Company shall give prompt notice to Parent and Parent shall give prompt notice to the Company, of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time of the Mergers, and (ii) any material failure of the Company or Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder or under any other agreement executed in connection herewith; provided, however, that the delivery of any notice pursuant to this Section 5.7 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

           Section 5.8 Directors' and Officers' Insurance and Indemnification. Holdco agrees that at all times after the Effective Time, it shall indemnify, or shall cause the Millennium Surviving Corporation to indemnify, each person who is now, or has been at any time prior to the date hereof, a director or officer of Parent, the Company, any of their respective subsidiaries or affiliates, or of any of their respective successors and assigns (individually an "Indemnified Party" and collectively the "Indemnified Parties"), to the same extent and in the same manner as is now provided in the charter or by-laws of Parent or the Company, as the case may be, or otherwise in effect on the date hereof (pursuant to an indemnification agreement or otherwise), with respect to any claim, liability, loss, damage, cost or expense (whenever asserted or claimed) ("Indemnified Liability") based in whole or in part on, or arising in whole or in part out of, any matter existing or occurring at or prior to the Effective Time. Holdco shall, or shall cause the Millennium Surviving Corporation to, maintain in effect for not less than six years after the Effective Time the current policies of directors' and officers' liability insurance maintained by Parent or the Company, as the case may be, on the date hereof (provided that Parent or the Company, as the case may be, may substitute therefor policies having at least the same coverage and containing terms and conditions which are no less advantageous to the persons currently covered by such policies as insured) with respect to matters existing or occurring at or prior to the Effective Time. Without limiting the foregoing, in the event any Indemnified Party becomes involved in any capacity in any action, proceeding or investigation based in whole or in part on, or arising in whole or in part out of, any matter, including the transactions contemplated hereby, existing or occurring at or prior to the Effective Time, then to the extent permitted by law Holdco shall, or shall cause the Millennium Surviving Corporation or the Zenith Surviving Corporation to, periodically advance to such Indemnified Party its legal and other expenses (including the cost of any investigation and preparation incurred in connection therewith), subject to the provision by such Indemnified Party of an undertaking to reimburse the amounts so advanced in the event of a final determination by a court of competent jurisdiction that such Indemnified Party is not entitled thereto. Promptly after receipt by an Indemnified Party of notice of the assertion (an "Assertion") of any claim or the commencement of any action against him or her in respect to which indemnity or reimbursement may be sought against Parent, the Company, the Millennium Surviving Corporation, the Zenith Surviving Corporation, or a Subsidiary of the Company or the Zenith Surviving Corporation ("Indemnitors") hereunder, such Indemnified Party shall notify any Indemnitor in writing of the Assertion, but the failure to so notify any Indemnitor shall not relieve any Indemnitor of any liability it may have to such Indemnified Party hereunder except where such failure shall have materially prejudiced Indemnitor in defending against such Assertion. Indemnitors shall be entitled to participate in and, to the extent Indemnitors elect by written notice to such Indemnified Party within 30 days after receipt by any Indemnitor of notice of such Assertion, to assume, the defense of such Assertion, at their own expense, with counsel chosen by Indemnitors and reasonably satisfactory to such Indemnified Party. Notwithstanding that Indemnitors shall have elected by such written notice to assume the defense of any Assertion, such Indemnified Party shall have the right to participate in the investigation and defense thereof, with separate counsel chosen by such Indemnified Party, but in such event the fees and expenses of such counsel shall be paid by such Indemnified Party, unless, in the opinion of such separate counsel, (i) such Indemnified Party has available to him one or more defenses to such Assertion that may not be available to the Indemnitors, (ii) there is otherwise a conflict of interest between the Indemnified Party, on the one hand, and the Indemnitors, on the other hand, or (iii) the Indemnitors fail to vigorously pursue the defense of the asserted claim. No Indemnified Party shall settle any Assertion without the prior written consent of Parent, nor shall Parent settle any Assertion without either (i) the written consent of all Indemnified Parties against whom such Assertion was made, or (ii) obtaining a general release from the party making the Assertion for all Indemnified Parties as a condition of such settlement. The provisions of this Section 5.8 are intended for the benefit of, and shall be enforceable by, the respective Indemnified Parties. The provisions of this Section 5.8 are not intended to constitute insurance.
 To the extent that any policy of insurance shall provide all or any part of the indemnity owed to the Indemnified Parties, or any of them, hereunder, the Indemnitors shall be relieved of their obligation with regard thereto. No acceptance by an Indemnified Party of any defense from any third party with respect to an Assertion shall be deemed to constitute a waiver by such Indemnified Party of its rights under this Section 5.8 or to receive the full measure of the indemnity provided for hereby.

           Section 5.9 Cooperation. Parent and the Company shall together, or pursuant to an allocation of responsibility to be agreed upon between them, coordinate and cooperate (i) in determining whether any action by or in respect of, or filing with, any Governmental Entity is required, or any actions, consents approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and any other agreement executed in connection herewith, and (ii) in seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith and timely seeking to obtain any such actions, consents approvals or waivers. Subject to the terms and conditions of this Agreement, Parent and the Company will each use its reasonable best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after the Registration Statement is filed, and Parent and the Company shall, subject to applicable law, confer on a regular and frequent basis with one or more representatives of one another to report operational matters of significance to the Mergers and the general status of ongoing operations insofar as relevant to the Merger, provided that the parties will not confer on any matter to the extent inconsistent with law.

           Section 5.10 Nasdaq Listing Application. Prior to the Effective Time of the Mergers, Parent will file, or will cause Holdco to file, with the Nasdaq National Market a notification for listing of shares covering the shares of Holdco Common Stock issuable in the Mergers or as a result of Holdco's assumption of the Company Options and the Parent Options described in Sections 2.1(d) and 2.2(d) hereof.

           Section 5.11 Affiliate Agreements. (a) The Company has, concurrently with the execution of this Agreement, delivered to Parent a list setting forth the names of all persons who are expected to be, at the effective time of the consents pursuant to the Consent Solicitation, in the Company's reasonable judgment, "affiliates" of the Company for purposes of Rule 145 under the Securities Act. The Company shall use its reasonable best efforts to cause each person who is identified as an "affiliate" in the list furnished pursuant to this Section 5.11 to execute a written agreement as soon as practicable after the date hereof, in substantially in the form of Exhibit E hereto.

                (b) Parent shall, within five business days of the date hereof, deliver to the Company a list setting forth the names of all persons who are expected to be, at the time of the Special Meeting, in Parent's reasonable judgment, "affiliates" of Parent for purposes of Rule 145 under the Securities Act. Parent shall use its reasonable best efforts to cause each person who is identified as an "affiliate" in the list furnished pursuant to this Section 5.11 to execute a written agreement as soon as practicable after the date hereof, in substantially in the form of Exhibit F hereto.

           Section 5.12 Letters of Accountants. The Company will use reasonable best efforts to cause to be delivered to Parent a letter and consents from its independent auditors, dated the date on which the Registration Statement shall become effective, in form reasonably satisfactory to Parent and customary in scope and substance for letters and consents delivered by independent public accountants in connection with registration statements on Form S-4 under the Securities Act.

           Section 5.13 Working Capital Funds. Parent hereby agrees to fund the working capital requirements of the Company between the date of execution of this Agreement and the Closing Date. In connection therewith, to the extent the Company wishes to request a working capital advance at any time during the period specified above, it shall submit a Request for Working Capital Funds in the form of Exhibit G hereto.

           Section 5.14 Financial Statements. The Company hereby agrees to deliver to Parent copies of monthly financial statements with respect to each month ended from the date of this Agreement through the Closing Date no later than fifteen business days following the end of each such month.


                                 ARTICLE VI
                                 CONDITIONS

           Section 6.1 Conditions to the Obligations of Each Party. The obligations of the Company, on the one hand, and Parent, Holdco, Zenith Acquisition and Millennium Acquisition, on the other hand, to consummate the Mergers are subject to the satisfaction (or, if permissible, waiver by the party for whose benefit such conditions exist) at or before the Closing of the following conditions:

                (a) this Agreement shall have been adopted and the Millennium Merger and the transactions related thereto shall have been approved pursuant to the Consent Solicitation by the shareholders of the Company in accordance with the CGCL;

                (b) this Agreement shall have been adopted and the Zenith Merger, the issuance of Holdco Common Stock in the Mergers and transactions related thereto shall have been approved by the shareholders of Parent in accordance with the rules of the Nasdaq National Market and the CGCL and the shares of Holdco Common Stock to be so issued shall have been authorized for listing on the Nasdaq National Market, upon official notice of issuance;

                (c) no court, arbitrator or governmental body, agency or official shall have issued any order, and there shall not be any statute, rule or regulation, restraining or prohibiting the consummation of the Mergers or the effective operation of the business of Zenith Surviving Corporation or Millennium Surviving Corporation after the Effective Time of the Mergers;

                (d) all actions by or in respect of or filings with any governmental body, agency official, or authority required to permit the consummation of the Mergers shall have been obtained but excluding any consent, approval, clearance or confirmation the failure to obtain which would not have a Parent Material Adverse Effect or, after the Effective Time, a material adverse effect on Millennium Surviving Corporation or the Zenith Surviving Corporation; and

                (e) the Registration Statement shall have become effective under the Securities Act and no stop order suspending effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the SEC.

           Section 6.2 Conditions to the Obligations of Parent, Holdco, Zenith Acquisition and Millennium Acquisition. The obligations of Parent, Holdco, Zenith Acquisition and Millennium Acquisition to consummate the Mergers are subject to the satisfaction (or waiver by Parent) at or before the Closing of the following further conditions:

                (a) the representations and warranties of the Company shall have been true and correct in all material respects (without giving effect to any limitation as to "materiality" or "material adverse effect" set forth therein) both when made and (except for those representations and warranties that address matters only as of a particular date which need only be true and accurate as of such date) as of the Effective Time as if made at and as of such time;

                (b) the Company shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time;

                (c) Parent shall have received a certificate executed by the President or a Vice President of the Company, dated as of the Closing Date, to the effect that the conditions set forth in paragraphs (a) and (b) of this Section 6.2 have occurred;

                (d) the Company shall have obtained, and there shall be in full force and effect, the consents described in Section 6.2 of the Company Disclosure Schedule;

                (e) since the date of this Agreement, there shall not have occurred any event, change or effect having, or which could have a Company Material Adverse Effect;

                (f) all of the issued and outstanding Company Preferred Stock shall have been converted to Company Common Stock and there shall be no class or series of any capital stock of the Company outstanding other than Company Common Stock;

                (g) the Company shall have caused all warrants to purchase Company Common Stock and Company Preferred Stock including, without limitation, the warrants granted in accordance with the Agreement to Guarantee, dated April 6, 1998, by and among the Company, BRC Holdings, Inc., Parent and JBJ Partners, Inc., and the Warrant to Purchase Series C Preferred Stock, dated as of May 17, 1996, held by JBJ Partners, Ltd., to be converted into that number of shares of Company Common Stock equal to the net number of shares of Company Common Stock into which each such warrant would have been convertible pursuant to a cashless exercise procedure immediately prior to the Effective Time of the Millennium Merger;

                (h) any default under the terms and provisions of the Promissory Note and related loan documentation, each dated as of April 2, 1998, between the Company and Wells Fargo Bank (Texas), National
 Association, shall have been cured or waived prior to the Effective Time of the Mergers;

                (i) the respective shareholders of Parent and the Company shall not have asserted in accordance with the CGCL appraisal rights for their shares of Company Capital Stock and Parent Common Stock, respectively, for a material amount;

                (j) the persons identified on Exhibit H to this Agreement shall have entered into Employment Agreements with the Company, in form and substance satisfactory to Parent, and as of the Effective Time, at least 80% of the remaining persons employed by the Company as of the date of this Agreement shall have consented to assume comparable positions in the Millennium Surviving Corporation upon consummation of the Millennium Merger, such consents to be in form and substance satisfactory to Parent; and

                (k) Parent shall have received an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, in form and substance reasonably satisfactory to Parent, dated the Effective Time of the Mergers, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, for Federal income tax purposes, the Zenith Merger will be treated as a nonrecognition transfer of Parent Common Stock by those holders thereof to Holdco for shares of Holdco Common Stock.

           In rendering such opinion, Skadden, Arps, Slate, Meagher & Flom LLP may receive and rely upon representations contained in certificates of Parent, Holdco, Zenith Acquisition, Millennium Acquisition, the Company, and others, and the parties agree to provide Skadden, Arps, Slate, Meagher & Flom LLP with such certificates as Skadden, Arps, Slate, Meagher & Flom LLP may reasonably request in connection with rendering its opinion.

           Section 6.3 Conditions to the Obligations of the Company. The obligations of the Company to consummate the Millennium Merger are subject to the satisfaction (or waiver by the Company) at or prior to the Closing of the following further conditions:

                (a) the representations and warranties of Parent, Holdco, Zenith Acquisition and Millennium Acquisition shall have been true and correct in all material respects (without giving effect to any limitation as to "materiality" or "material adverse effect" set forth therein) both when made and (except for those representations and warranties that address matters only as of a particular date which need only be true and accurate as of such date) as of the Effective Time as if made at and as of such time;

                (b) each of Parent, Holdco, Zenith Acquisition and Millennium Acquisition shall have performed in all material respects all of the respective obligations hereunder required to be performed by Parent, Holdco, Zenith Acquisition or Millennium Acquisition, as the case may be, at or prior to the Effective Time of the Mergers;

                (c) the Company shall have received a certificate executed by the President or a Vice President of Parent, dated as of the Closing Date, to the effect that the conditions set forth in paragraphs (a) and (b) of this Section 6.3 have occurred;

                (d) since the date of this Agreement, there shall not have occurred any event, change or effect having, or which would be reasonably likely to have a Parent Material Adverse Effect; and

                (e)  the Company shall have received an opinion of Arter
 & Hadden, in form and substance reasonably satisfactory to the Company, dated the Effective Time, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, for Federal income tax purposes, the Millennium Merger will be treated as a nonrecognition transfer of Company Common Stock by those holders thereof (other than Parent) to Holdco for shares of Holdco Common Stock.

           In rendering such opinion, Arter & Hadden may receive and rely upon representations contained in certificates of the Company and others, and the parties agree to provide Arter & Hadden with such certificates as Arter & Hadden may reasonably request in connection with rendering its opinion.


                                 ARTICLE VII
                                 TERMINATION

           Section 7.1 Termination. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and the Mergers contemplated herein may be abandoned at any time prior to the Effective Time of the Mergers, whether before or after shareholder approval thereof:

                (a) By the mutual consent of the Board of Directors of Parent and the Board of Directors of the Company.

                (b) By either of the Board of Directors of the Company or the Board of Directors of Parent:

                        (i) if the Merger shall not have occurred on or prior to March 31, 1999; provided, however, that the right to terminate this Agreement under this Section 7.1(b)(i) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Mergers to occur on or prior to such date; or

                        (ii) if any Governmental Entity shall have issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action the parties hereto shall use their reasonable efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable.

                (c)  By the Board of Directors of the Company:

                        (i) if Parent, Holdco, Zenith Acquisition or Millennium Acquisition breaches or fails in any material respect to perform or comply with any of its material covenants and agreements contained herein or breaches its representations and warranties in any material respect and, in each case, such breach or failure cannot be or has not been cured within 30 days after giving written notice to the breaching party of such breach or failure;

                        (ii) if the approval of the shareholders of Parent contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of shareholders or any adjournment thereof; or

                        (iii) if the Board of Directors of the Company determines in its good faith judgment, after consultation with its legal and financial advisors, that failure to terminate this Agreement could result in the violation of the fiduciary duties of the members of the Board of Directors of the Company under applicable law.

                (d)  By the Board of Directors of Parent:

                        (i) if the Company breaches or fails in any material respect to perform or comply with any of its material covenants and agreements contained herein or breaches its representations and warranties in any material respect and, in each case, such breach or failure cannot be or has not been cured within 30 days after giving written notice to the breaching party of such breach or failure;

                        (ii) if the approval of the shareholders of the Company contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote in the Consent
 Solicitation; or

                        (iii) if the Board of Directors of Parent determines, in its good faith judgment, after consultation with its legal and financial advisors, that failure to terminate this Agreement could result in the violation of the fiduciary duties of the members of the Board of Directors of Parent under applicable law.

           Section 7.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 7.1 hereof, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void, and there shall be no liability on the part of the Parent, Holdco, Zenith Acquisition, Millennium Acquisition or the Company except (A) for fraud or for willful breach of this Agreement, and (B) as set forth in Sections 8.1 and 8.2 hereof.


                                ARTICLE VIII
                                MISCELLANEOUS

           Section 8.1 Fees and Expenses. Each of the parties hereto shall bear all costs and expenses incurred by it in connection with this Agreement and the consummation of the transactions contemplated hereby. Notwithstanding the foregoing, (a) the non-cash portion of any fees of Salomon Smith Barney Inc. as set forth in that certain engagement letter, dated December 15, 1997 (the "Engagement Letter"), between Parent and Salomon Smith Barney Inc. shall be borne by Holdco, and (b) in the event that Parent or the Company shall have terminated this Agreement pursuant to
 Section 7.1 hereof other than Sections 7.1(c)(i) and 7.1(d)(i), all costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby shall be borne equally by Parent and the Company, including, but not limited to, the cash portion of the fees of Salomon Smith Barney Inc. as set forth in the Engagement Letter.

           Section 8.2 Finders' Fees. (a) Except for Robert E. LaBlanc Associates, Inc. and EFO Holdings, Inc., a copy of whose respective engagement agreements have been provided to Parent and whose fees will be paid by the Company, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Company who might be entitled to any fee or commission from the Company upon consummation of the transactions contemplated by this Agreement.

                (b) Except for Salomon Smith Barney Inc., whose fees will be paid in accordance with the Engagement Letter and Section 8.1 hereof, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Parent or its Subsidiaries who might be entitled to any fee or commission from any such party upon consummation of the transactions contemplated by this Agreement.

           Section 8.3 Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified and supplemented in any and all respects, whether before or after any vote or written consent of the shareholders of the Company or Parent contemplated hereby, by written agreement of the parties hereto, by action taken by their respective Boards of Directors, at any time prior to the Closing Date with respect to any of the terms contained herein.

           Section 8.4  Nonsurvival of Representations and Warranties.
 None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time.

           Section 8.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by an overnight courier service, such as FedEx, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                (a)  if to Parent, Holdco, Zenith Acquisition or
 Millennium Acquisition, to:

                   Zitel Corporation
                   47211 Bayside Parkway
                   Fremont, California 94538
                   Attention: Jack H. King
                   Telephone: (510) 440-9600
                   Facsimile: (510) 440-8526

                   with a copy to:

                   Skadden, Arps, Slate, Meagher & Flom LLP
                   525 University Avenue
                   Palo Alto, California 94301
                   Attention: Kenton J. King, Esq.
                   Telephone:  (650) 470-4500
                   Facsimile:  (650) 470-4570

                   and

                (b)  if to the Company, to:

                   MatriDigm Corporation
                   4777 Hellyer Avenue
                   San Jose, California 95138
                   Attention: Richard Ormond
                   Telephone: (408) 360-3200
                   Facsimile: (408) 225-0215

                   with a copy to:

                   Arter & Hadden LLP
                   1717 Main Street, Suite 4100
                   Dallas, Texas  75201
                   Attention:  Jeffrey M. Sone, Esq.
                   Telephone:  (214) 761-2100
                   Facsimile:  (214) 741-7139

           Section 8.6 Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words "include", "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation". The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement", "the date hereof", and terms of similar import, unless the context otherwise requires, shall be deemed to refer to October 5, 1998. As used in this Agreement, the term "affiliate(s)" shall have the meaning set forth in Rule l2b-2 of the Exchange Act.

           Section 8.7 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

           Section 8.8 Entire Agreement; No Third Party Beneficiaries; Rights of Ownership. This Agreement (together with any other agreement executed in connection herewith), the Confidentiality Agreement (including the documents and the instruments referred to herein and therein): (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) except as provided in Section 5.8 hereof, are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

           Section 8.9 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

           Section 8.10 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of California without giving effect to the principles of conflicts of law thereof.

           Section 8.11 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Holdco, Zenith Acquisition or Millennium Acquisition may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to Parent or to any direct or indirect wholly owned Subsidiary of Parent. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.



           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date and year first above written.

                                    ZITEL CORPORATION



                                    By: /s/ Jack H. King
                                       -----------------
                                       Jack H. King
                                       Chief Executive Officer


                                    MILLENNIUM HOLDING CORP.



                                    By: /s/ Jack H. King
                                       -----------------
                                       Jack H. King
                                       President


                                    ZENITH ACQUISITION CORP.



                                    By: /s/ Jack H. King
                                       -----------------
                                       Jack H. King
                                       President


                                    MILLENNIUM ACQUISITION I CORP.



                                    By: /s/ Jack H. King
                                       -----------------
                                       Jack H. King
                                       President


                                    MATRIDIGM CORPORATION



                                    By: /s/ Richard W. Ormond
                                       ----------------------
                                       Richard W. Ormond
                                       Chief Executive Officer



                             TABLE OF CONTENTS

                                  ARTICLE I
                                 THE MERGERS

 Section 1.1    The Mergers  . . . . . . . . . . . . . . . . . . . . . . . 2
 Section 1.2    Closing  . . . . . . . . . . . . . . . . . . . . . . . . . 3
 Section 1.3    Effective Time . . . . . . . . . . . . . . . . . . . . . . 3
 Section 1.4    Effects of the Merger  . . . . . . . . . . . . . . . . . . 4
 Section 1.5    Charter and By-Laws  . . . . . . . . . . . . . . . . . . . 4
 Section 1.6    Directors  . . . . . . . . . . . . . . . . . . . . . . . . 4
 Section 1.7    Officers . . . . . . . . . . . . . . . . . . . . . . . . . 5
 Section 1.8    Shareholders' Meeting  . . . . . . . . . . . . . . . . . . 5
 Section 1.9    Consent Solicitation . . . . . . . . . . . . . . . . . . . 5
 Section 1.10   Proxy Statement/Prospectus/Consent
                Solicitation; Registration Statement . . . . . . . . . . . 6

                                 ARTICLE II
                 EFFECTS OF THE MERGERS ON THE CAPITAL STOCK
                      OF THE CONSTITUENT CORPORATIONS;
                          EXCHANGE OF CERTIFICATES

 Section 2.1    Effect on Parent Capital Stock . . . . . . . . . . . . . . 7
 Section 2.2    Effect on Company Common Stock . . . . . . . . . . . . .  10
 Section 2.3    Exchange of Shares and Certificates  . . . . . . . . . .  14

                                 ARTICLE III
                REPRESENTATIONS AND WARRANTIES OF THE COMPANY

 Section 3.1    Organization . . . . . . . . . . . . . . . . . . . . . .  19
 Section 3.2    Capitalization . . . . . . . . . . . . . . . . . . . . .  19
 Section 3.3    Corporate Authorization; Validity of
                Agreement; Company Action  . . . . . . . . . . . . . . .  20
 Section 3.4    Consents and Approvals; No Violations  . . . . . . . . .  21
 Section 3.5    Absence of Certain Changes . . . . . . . . . . . . . . .  22
 Section 3.6    No Undisclosed Liabilities . . . . . . . . . . . . . . .  23
 Section 3.7    Information in Consents and
                Registration Statement . . . . . . . . . . . . . . . . .  23
 Section 3.8    Employee Benefit Plans; ERISA  . . . . . . . . . . . . .  24
 Section 3.9    Labor Matters  . . . . . . . . . . . . . . . . . . . . .  27
 Section 3.10   Litigation; Compliance with Law  . . . . . . . . . . . .  29
 Section 3.11   No Default . . . . . . . . . . . . . . . . . . . . . . .  29
 Section 3.12   Taxes  . . . . . . . . . . . . . . . . . . . . . . . . .  30
 Section 3.13   Material Contracts . . . . . . . . . . . . . . . . . . .  31
 Section 3.14   Assets . . . . . . . . . . . . . . . . . . . . . . . . .  32
 Section 3.15   Environmental Matters  . . . . . . . . . . . . . . . . .  32
 Section 3.16   Transactions with Affiliates . . . . . . . . . . . . . .  32
 Section 3.17   Opinion of Financial Advisor . . . . . . . . . . . . . .  33
 Section 3.18   Intellectual Property  . . . . . . . . . . . . . . . . .  33
 Section 3.19   Insurance  . . . . . . . . . . . . . . . . . . . . . . .  36
 Section 3.20   Accounts Receivable  . . . . . . . . . . . . . . . . . .  37
 Section 3.21   Financial Statements.  . . . . . . . . . . . . . . . . .  37
 Section 3.22   Full Disclosure  . . . . . . . . . . . . . . . . . . . .  38

                                 ARTICLE IV
  REPRESENTATIONS AND WARRANTIES OF PARENT, HOLDCO, ZENITH ACQUISITION AND
                           MILLENNIUM ACQUISITION

 Section 4.1    Organization . . . . . . . . . . . . . . . . . . . . . .  39
 Section 4.2    Capitalization . . . . . . . . . . . . . . . . . . . . .  40
 Section 4.3    Authorization; Validity of Agreement;
                Necessary Action  . . . . . . . . . . . . . . . . . . .   41
 Section 4.4    Consents and Approvals; No Violations  . . . . . . . . .  42
 Section 4.5    Information in Proxy Statement/Prospectus  . . . . . . .  43
 Section 4.6    SEC Reports and Financial Statements . . . . . . . . . .  43
 Section 4.7    Absence of Certain Changes . . . . . . . . . . . . . . .  44
 Section 4.8    Rights Agreement . . . . . . . . . . . . . . . . . . . .  44
 Section 4.9    Activities of Zenith Acquisition and
                Millennium Acquisition . . . . . . . . . . . . . . . . .  45
 Section 4.10   Opinion of Financial Advisor . . . . . . . . . . . . . .  45
 Section 4.11   No Default . . . . . . . . . . . . . . . . . . . . . . .  45
 Section 4.12   Full Disclosure  . . . . . . . . . . . . . . . . . . . .  46
 Section 4.13   Litigation . . . . . . . . . . . . . . . . . . . . . . .  46
 Section 4.14   Taxes  . . . . . . . . . . . . . . . . . . . . . . . . .  46
 Section 4.15   Employee Benefit Plans; ERISA  . . . . . . . . . . . . .  47
 Section 4.16   No Undisclosed Liabilities . . . . . . . . . . . . . . .  49
 Section 4.17   Transactions with Affiliates . . . . . . . . . . . . . .  49

                                  ARTICLE V
                                  COVENANTS

 Section 5.1    Interim Operations of the Company  . . . . . . . . . . .  50
 Section 5.2    Interim Operations of Parent and
                Holdco . . . . . . . . . . . . . . . . . . . . . . . . .  53
 Section 5.3    Access to Information  . . . . . . . . . . . . . . . . .  54
 Section 5.4    Consents and Approvals . . . . . . . . . . . . . . . . .  55
 Section 5.5    Additional Agreements  . . . . . . . . . . . . . . . . .  55
 Section 5.6    Publicity  . . . . . . . . . . . . . . . . . . . . . . .  56
 Section 5.7    Notification of Certain Matters  . . . . . . . . . . . .  56
 Section 5.8    Directors' and Officers' Insurance
                and Indemnification  . . . . . . . . . . . . . . . . . .  56
 Section 5.9    Cooperation  . . . . . . . . . . . . . . . . . . . . . .  58
 Section 5.10   Nasdaq Listing Application . . . . . . . . . . . . . . .  59
 Section 5.11   Affiliate Agreements . . . . . . . . . . . . . . . . . .  59
 Section 5.12   Letters of Accountants . . . . . . . . . . . . . . . . .  59
 Section 5.13   Working Capital Funds  . . . . . . . . . . . . . . . . .  60
 Section 5.14   Financial Statements . . . . . . . . . . . . . . . . . .  60

                                 ARTICLE VI
                                 CONDITIONS

 Section 6.1    Conditions to the Obligations of
                Each Party . . . . . . . . . . . . . . . . . . . . . . .  60
 Section 6.2    Conditions to the Obligations of
                Parent, Holdco, Zenith Acquisition
                and Millennium Acquisition . . . . . . . . . . . . . . .  61
 Section 6.3    Conditions to the Obligations of
                the Company  . . . . . . . . . . . . . . . . . . . . . .  63

                                 ARTICLE VII
                                 TERMINATION

 Section 7.1    Termination  . . . . . . . . . . . . . . . . . . . . . .  65
 Section 7.2    Effect of Termination  . . . . . . . . . . . . . . . . .  66

                                ARTICLE VIII
                                MISCELLANEOUS

 Section 8.1    Fees and Expenses  . . . . . . . . . . . . . . . . . . .  67
 Section 8.2    Finders' Fees  . . . . . . . . . . . . . . . . . . . . .  67
 Section 8.3    Amendment and Modification . . . . . . . . . . . . . . .  68
 Section 8.4    Nonsurvival of Representations and
                Warranties . . . . . . . . . . . . . . . . . . . . . . .  68
 Section 8.5    Notices  . . . . . . . . . . . . . . . . . . . . . . . .  68
 Section 8.6    Interpretation . . . . . . . . . . . . . . . . . . . . .  69
 Section 8.7    Counterparts . . . . . . . . . . . . . . . . . . . . . .  69
 Section 8.8    Entire Agreement; No Third Party
                Beneficiaries; Rights of Ownership . . . . . . . . . . .  70
 Section 8.9    Severability . . . . . . . . . . . . . . . . . . . . . .  70
 Section 8.10   Governing Law  . . . . . . . . . . . . . . . . . . . . .  70
 Section 8.11   Assignment . . . . . . . . . . . . . . . . . . . . . . .  70


 EXHIBIT A      Form of Shareholder Agreement  . . . . . . . . . . . .  A-1

 EXHIBIT B-1    Agreement of Merger, dated as of the Closing
                Date, among Holdco, Parent and Zenith
                Acquisition  . . . . . . . . . . . . . . . . . . . .  B-1-1

 EXHIBIT B-2    Agreement of Merger, dated as of the Closing
                Date, among Holdco, the Company and
                Millennium Acquisition . . . . . . . . . . . . . . .  B-2-1

 EXHIBIT C-1    Certificate of Incorporation of Zenith
                Acquisition with attached Amendment No. 1 to
                the same . . . . . . . . . . . . . . . . . . . . . .  C-1-1

 EXHIBIT C-2    Bylaws of Zenith Acquisition  with attached
                Amendment No. 1 to the same  . . . . . . . . . . . .  C-2-1

 EXHIBIT D-1    Certificate of Incorporation of Millennium
                Acquisition with attached Amendment No. 1 to
                the same . . . . . . . . . . . . . . . . . . . . . .  D-1-1

 EXHIBIT D-2    Bylaws of Millennium Acquisition with
                attached Amendment No. 1 to the same . . . . . . . .  D-2-1

 EXHIBIT E      Form of Affiliates Agreement for Affiliates
                of the Company . . . . . . . . . . . . . . . . . . . .  E-1

 EXHIBIT F      Form of Affiliates Agreement for Affiliates
                of Parent  . . . . . . . . . . . . . . . . . . . . . .  F-1

 EXHIBIT G      Request for Working Capital Funds  . . . . . . . . . .  G-1

 EXHIBIT H      Millennium Key Employees . . . . . . . . . . . . . . .  H-1

                           LIST OF DEFINED TERMS

 Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . Preamble
 Assertion . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5.8
 Audit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3.12(b)
 Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.3(b)
 CGCL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1.1(a)
 Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.2
 Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.2
 Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Recitals
 Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Preamble
 Company Agreements  . . . . . . . . . . . . . . . . . . . . . . . . .  3.4
 Company Balance Sheets  . . . . . . . . . . . . . . . . . . . . . . . 3.20
 Company Capital Stock . . . . . . . . . . . . . . . . . . . . . . . 2.2(b)
 Company Common Stock  . . . . . . . . . . . . . . . . . . . . . . . 2.2(b)
 Company Convertible Securities  . . . . . . . . . . . . . . . . . . 2.2(d)
 Company Disclosure Schedule . . . . . . . . . . . . . . . . . . . . .  3.0
 Company Material Adverse Effect . . . . . . . . . . . . . . . . . . .  3.1
 Company Opinion . . . . . . . . . . . . . . . . . . . . . . . . . . . 3.17
 Company Option  . . . . . . . . . . . . . . . . . . . . . . . . . . 2.2(d)
 Company Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3.8
 Company Preferred Stock . . . . . . . . . . . . . . . . . . . . . . 2.2(b)
 Company Stock Plan  . . . . . . . . . . . . . . . . . . . . . . . . 2.2(d)
 Computer Software . . . . . . . . . . . . . . . . . . . . . . . .  3.18(b)
 Confidentiality Agreement . . . . . . . . . . . . . . . . . . . . . .  5.3
 Consent Solicitation  . . . . . . . . . . . . . . . . . . . . . . . .  1.9
 Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.9
 DGCL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.3
 Effective Time  . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.3
 Engagement Letter . . . . . . . . . . . . . . . . . . . . . . . . . .  8.1
 Environmental Claims  . . . . . . . . . . . . . . . . . . . . . .  3.15(b)
 Environmental Laws  . . . . . . . . . . . . . . . . . . . . . . .  3.15(a)
 ERISA Affiliate . . . . . . . . . . . . . . . . . . . . . . . . . . .  3.8
 ERISA Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3.8
 Exchange Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.8
 Exchange Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.3
 Exchange Fund . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.3
 GAAP  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3.5
 Governmental Entity . . . . . . . . . . . . . . . . . . . . . . . . .  3.4
 Holdco  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Preamble
 Holdco Common Stock . . . . . . . . . . . . . . . . . . . . . . . . 2.1(b)
 Indemnified Liability . . . . . . . . . . . . . . . . . . . . . . . .  5.8
 Indemnified Parties . . . . . . . . . . . . . . . . . . . . . . . . .  5.8
 Indemnified Party . . . . . . . . . . . . . . . . . . . . . . . . . .  5.8
 Indemnitors . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5.8
 Independent Director  . . . . . . . . . . . . . . . . . . . . . . . .  1.6
 Intellectual Property . . . . . . . . . . . . . . . . . . . . . .  3.18(c)
 Materials of Environmental Concern  . . . . . . . . . . . . . . .  3.15(a)
 Merger Agreements . . . . . . . . . . . . . . . . . . . . . . . . . .  1.3
 Mergers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Recitals
 Millennium Acquisition  . . . . . . . . . . . . . . . . . . . . . Preamble
 Millennium Dissenting Shares  . . . . . . . . . . . . . . . . . . . 2.2(c)
 Millennium Exchange Ratio . . . . . . . . . . . . . . . . . . . . . 2.2(b)
 Millennium Merger . . . . . . . . . . . . . . . . . . . . . . . . Recitals
 Millennium Merger Agreement . . . . . . . . . . . . . . . . . . . . .  1.3
 Millennium Surviving Corporation  . . . . . . . . . . . . . . . . . 1.1(b)
 Parent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Preamble
 Parent Common Stock . . . . . . . . . . . . . . . . . . . . . . . . 2.1(b)
 Parent Disclosure Schedule  . . . . . . . . . . . . . . . . . . . . .  4.0
 Parent Opinion  . . . . . . . . . . . . . . . . . . . . . . . . . . . 4.10
 Parent Material Adverse Effect  . . . . . . . . . . . . . . . . . . .  4.1
 Parent Option . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.1(d)
 Parent Preferred Stock  . . . . . . . . . . . . . . . . . . . . . . .  4.2
 Parent SEC Documents  . . . . . . . . . . . . . . . . . . . . . . . .  4.6
 Parent Stock Plan . . . . . . . . . . . . . . . . . . . . . . . . . 2.1(d)
 Person  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3.16
 Proxy Statement/Prospectus/Consent Solicitation . . . . . . . . . . . 1.10
 Registration Statement  . . . . . . . . . . . . . . . . . . . . . . . 1.10
 Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3.2(b)
 Rights Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . .  4.8
 SEC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1.10
 Securities Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . 1.10
 Shareholder Agreement . . . . . . . . . . . . . . . . . . . . . . Recitals
 SPD . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3.8(b)
 Special Meeting . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.8
 Subsidiary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4.1
 Tax . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3.12(b)
 Tax Authority . . . . . . . . . . . . . . . . . . . . . . . . . .  3.12(b)
 Tax Returns . . . . . . . . . . . . . . . . . . . . . . . . . . .  3.12(b)
 Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3.12(b)
 WARN Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3.9(b)
 Zenith Acquisition  . . . . . . . . . . . . . . . . . . . . . . . Preamble
 Zenith Dissenting Shares  . . . . . . . . . . . . . . . . . . . . . 2.1(c)
 Zenith Exchange Ratio . . . . . . . . . . . . . . . . . . . . . . . 2.1(b)
 Zenith Merger . . . . . . . . . . . . . . . . . . . . . . . . . . Recitals
 Zenith Merger Agreement . . . . . . . . . . . . . . . . . . . . . . .  1.3
 Zenith Plans  . . . . . . . . . . . . . . . . . . . . . . . . . .  4.15(a)
 Zenith Surviving Corporation  . . . . . . . . . . . . . . . . . . . 1.1(a)